Exhibit 10.8

Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

LOAN AND SECURITY AGREEMENT

This LOAN AND SECURITY AGREEMENT dated as of January 17, 2023 (the “Agreement”), is executed by and among AMTECH SYSTEMS, INC., an Arizona corporation (the “Parent Borrower”), BRUCE TECHNOLOGIES, INC., a Massachusetts corporation, BTU INTERNATIONAL, INC., a Delaware corporation, INTERSURFACE DYNAMICS, INC., a Connecticut corporation, P.R. HOFFMAN MACHINE PRODUCTS, INC., an Arizona corporation, ENTREPIX, INC., an Arizona corporation, and ADVANCED COMPOUND MATERIALS, INC., a Delaware corporation, (“ACM”, by Joinder Agreement dated December 5, 2023) (collectively and on a joint and several basis with the Parent Borrower, the “Borrower”), each of which has its chief executive office located at 131 S. Clark Drive, Tempe, Arizona 85288, and UMB BANK, N.A., national banking association (the “Lender”), whose address is 2777 East Camelback Rd., Ste. 350, Phoenix, Arizona 85016.

R E C I T A L S:

A.
The Borrower desires to borrow funds and obtain other financial accommodations from the Lender.
B.
Pursuant to the Borrower’s request, the Lender is willing to extend such financial accommodations to the Borrower under the terms and conditions set forth herein.

NOW THEREFORE, in consideration of the premises, and the mutual covenants and agreements set forth herein, the Borrower agrees to borrow from the Lender, and the Lender agrees to lend to the Borrower, subject to and upon the following terms and conditions:

A G R E E M E N T S:

Section 1.
DEFINITIONS.
1.1
Defined Terms. For the purposes of this Agreement, the following capitalized words and phrases shall have the meanings set forth below.

“Accounts” has the meaning given it under the UCC.

“Account Debtor” shall mean any Person who is or may become obligated on or under or on account of any Account.

“Acquisition” shall mean the acquisition of the Shares (as defined in the Stock Purchase Agreement).

“Affiliate” of any Person shall mean (a) any other Person which, directly or indirectly, controls or is controlled by or is under common control with such Person, (b) any officer or director of such Person, and (c) with respect to the Lender, any entity administered or managed by the Lender, or an Affiliate or investment advisor thereof and which is engaged in making, purchasing, holding or otherwise investing in commercial loans. A Person shall be deemed to be “controlled by” any other Person if such Person possesses, directly or indirectly, power to direct or cause the direction of the management and policies of such Person whether by contract, ownership of voting securities, membership interests or otherwise.

“Applicable Margin” shall mean one and one-half of one percent (1.50%) per annum.

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“Bank Product Agreements” shall mean those certain agreements entered into from time to time by the Borrower or any Subsidiary with the Lender or any Affiliate of the Lender concerning Bank Products.

“Bank Product Obligations” shall mean all obligations, liabilities, contingent reimbursement obligations, fees, and expenses owing by the Borrower or any Subsidiary to the Lender or any Affiliate of the Lender pursuant to or evidenced by the Bank Product Agreements and irrespective of whether for the payment of money, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising.

“Bank Products” shall mean any service or facility extended to the Borrower or any Subsidiary by the Lender or any Affiliate of the Lender, including: (a) credit cards, (b) credit card and other payment processing services, (c) debit cards, (d) purchase cards, (e) ACH Transactions, (f) deposit accounts or other cash management, including controlled disbursement, accounts or services, or (g) Hedging Agreements.

“Bankruptcy Code” shall mean the United States Bankruptcy Code, as now existing or hereafter amended.

“Borrowing Base” means, at any time, the sum of:

(a) eighty percent (80%) of the sum of Borrower’s Eligible Accounts and Eligible Foreign Accounts; plus

(b) the lesser of (i) thirty percent (30%) of the lower of cost or market value of Borrower’s Eligible Inventory, or (ii) Seven Million and No/100 Dollars ($7,000,000).

“Borrowing Base Certificate” means a certificate, in form and substance acceptable to Lender, setting forth the Borrowing Base and the component calculations thereof.

“Business Day” shall mean any day other than a Saturday, Sunday or a legal holiday on which banks are authorized or required to be closed for the conduct of commercial banking business in Phoenix, Arizona.

“Capital Expenditures” shall mean all expenditures (including Capitalized Lease Obligations) which, in accordance with GAAP, would be required to be capitalized and shown on the consolidated balance sheet of the Parent Borrower, but excluding expenditures made in connection with the replacement, substitution or restoration of assets to the extent financed (i) from insurance proceeds (or other similar recoveries) paid on account of the loss of or damage to the assets being replaced or restored or (ii) with awards of compensation arising from the taking by eminent domain or condemnation of the assets being replaced.

“Capital Lease” shall mean, as to any Person, a lease of any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible, by such Person, as lessee, that is, or should be, in accordance with Financial Accounting Standards Board Statement No. 13, as amended from time to time, or, if such statement is not then in effect, such statement of GAAP as may be applicable, recorded as a “capital lease” on the financial statements of such Person prepared in accordance with GAAP.

“Capital Securities” shall mean, with respect to any Person, all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) of such Person’s capital, whether now outstanding or issued or acquired after the date hereof, including common shares, preferred shares, membership interests in a limited liability company, limited or general partnership interests in a partnership or any other equivalent of such ownership interest.

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“Capitalized Lease Obligations” shall mean, as to any Person, all rental obligations of such Person, as lessee under a Capital Lease which are or will be required to be capitalized on the books of such Person.

“Closing Date” shall mean January 17, 2023.

“Code” shall mean the U.S. Internal Revenue Code of 1986, as amended.

“Collateral” shall have the meaning set forth in Section 6.1 hereof.

“Collateral Access Agreement” shall mean an agreement in form and substance reasonably satisfactory to the Lender pursuant to which a mortgagee or lessor of real property on which Collateral is stored or otherwise located, or a warehouseman, processor or other bailee of Inventory or other property owned by the Borrower or any Subsidiary, acknowledges the Liens of the Lender and waives any Liens held by such Person on such property, and, in the case of any such agreement with a mortgagee or lessor, permits the Lender reasonable access to and use of such real property following the occurrence and during the continuance of an Event of Default to assemble, complete and sell any collateral stored or otherwise located thereon.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Contingent Liability” and “Contingent Liabilities” shall mean, respectively, each obligation and liability of the Borrower and all such obligations and liabilities of the Borrower incurred pursuant to any agreement, undertaking or arrangement by which the Borrower: (a) guarantees, endorses or otherwise becomes or is contingently liable upon (by direct or indirect agreement, contingent or otherwise, to provide funds for payment, to supply funds to, or otherwise to invest in, a debtor, or otherwise to assure a creditor against loss) the indebtedness, dividend, obligation or other liability of any other Person in any manner (other than by endorsement of instruments in the course of collection), including without limitation, any indebtedness, dividend or other obligation which may be issued or incurred at some future time; (b) guarantees the payment of dividends or other distributions upon the shares or ownership interest of any other Person; (c) undertakes or agrees (whether contingently or otherwise): (i) to purchase, repurchase, or otherwise acquire any indebtedness, obligation or liability of any other Person or any property or assets constituting security therefor, (ii) to advance or provide funds for the payment or discharge of any indebtedness, obligation or liability of any other Person (whether in the form of loans, advances, stock purchases, capital contributions or otherwise), or to maintain solvency, assets, level of income, working capital or other financial condition of any other Person, or (iii) to make payment to any other Person other than for value received; (d) agrees to lease property or to purchase securities, property or services from such other Person with the purpose or intent of assuring the owner of such indebtedness or obligation of the ability of such other Person to make payment of the indebtedness or obligation; (e) to induce the issuance of, or in connection with the issuance of, any letter of credit for the benefit of such other Person; or (f) undertakes or agrees otherwise to assure a creditor against loss. The amount of any Contingent Liability shall (subject to any limitation set forth herein) be deemed to be the outstanding principal amount (or maximum permitted principal amount, if larger) of the indebtedness, obligation or other liability guaranteed or supported thereby.

“Debt” shall mean, as to any Person, without duplication, (a) all indebtedness of such Person for (i) all borrowed money of such Person (including principal, interest, fees and charges), whether or not evidenced by bonds, debentures, notes or similar instruments and (ii) all obligations to pay the deferred purchase price of property or services; (b) all obligations, contingent or otherwise, with respect to the maximum face amount of all letters of credit (whether or not drawn), bankers’ acceptances and similar

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obligations issued for the account of such Person (including the Letters of Credit), and all unpaid drawings in respect of such letters of credit, bankers’ acceptances and similar obligations; (c) all indebtedness secured by any Lien on any property owned by such Person, whether or not such indebtedness has been assumed by such Person (provided, however, if such Person has not assumed or otherwise become liable in respect of such indebtedness, such indebtedness shall be deemed to be in an amount equal to the fair market value of the property subject to such Lien at the time of determination); (d) the aggregate amount of all Capitalized Lease Obligations of such Person; (e) all Contingent Liabilities of such Person, whether or not reflected on its balance sheet; (f) all Bank Product Obligations of such Person; and (g) all monetary obligations of such Person under (i) a so-called synthetic, off-balance sheet or tax retention lease, or (ii) an agreement for the use or possession of property creating obligations that do not appear on the balance sheet of such Person but which, upon the insolvency or bankruptcy of such Person, would be characterized as the indebtedness of such Person (without regard to accounting treatment). Notwithstanding the foregoing, Debt shall not include trade payables and accrued expenses incurred by such Person in accordance with customary practices and in the ordinary course of business of such Person.

“Default Rate” shall mean the applicable per annum rate of interest on each Loan plus up to an additional two percent (2.0%) per annum or so much thereof as Lender desires to implement from time to time.

“Depreciation” shall mean the total amounts added to depreciation, amortization, obsolescence, valuation and other proper reserves, as reflected on the Parent Borrower’s financial statements and determined in accordance with GAAP.

“EBITDA” shall mean, for any period, (a) the sum for such period of: (i) Net Income, plus (ii) Interest Charges, plus (iii) federal and state income taxes, plus (iv) Depreciation, plus (v) Transaction Expenses, plus (vi) the amount of restructuring costs and reserves, including, without limitation, in connection with acquisitions and closing and/or consolidation of facilities, plus (vii) extraordinary, nonrecurring items, whether or not classified as such under GAAP (including, without limitation, fees and expenses incurred in connection with the sale of the Arizona Office Building), plus (viii) any losses from disposed or discontinued operations, plus (ix) non-recurring expenses for severance, integration costs (including information technology integration costs), relocation costs, facilities’ opening costs and other business optimization expenses, recruiting costs and fees, signing fees, expenses, costs and bonuses, retention or completion bonuses, contract termination costs, transition costs, systems establishment costs, costs related to closure/consolidation of office and facilities, or any consulting fees incurred in connection with any of the foregoing in connection with the Acquisition or any other acquisition permitted by the Loan Documents), provided, that such expenditures are reasonably identifiable, factually supportable and, to the extent requested by Lender, are accompanied by a detailed itemization thereof, plus (x) non-cash compensation expense (including deferred non-cash compensation expense), or other non-cash expenses or charges, arising from the sale or issuance of Capital Securities, the granting of stock options, and the granting of stock appreciation rights and similar arrangements (including any repricing, amendment, modification, substitution, or change of any such Capital Securities, stock option, stock appreciation rights, or similar arrangements) minus the amount of any such expenses or charges when paid in cash to the extent not deducted in the computation of net income (or loss), plus (xi) all other non-cash charges approved by Lender in its sole discretion, calculated on a consolidated basis in accordance with GAAP consistently applied; provided that the aggregate amount added back to EBITDA pursuant to clauses (vii) through (xi) above shall not exceed $500,000.00 in the aggregate in any fiscal year without the prior written consent of the Lender.

“EDITDAR” shall mean, the EBITDA of Borrower plus operating lease expenses, calculated on a consolidated basis in accordance with GAAP consistently applied.

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“Eligible Account” means all Accounts owing to Borrower which are acceptable to Lender for lending purposes, net of any discounts, credits or allowances, but excluding any Account having the following characteristics:

a)
Accounts which remain unpaid for more than ninety (90) days after their invoice date;

b)
Accounts owing by a single Account Debtor, including a currently scheduled Account, if twenty-five percent (25%) of the balance owing by said Account Debtor is ineligible as a result of clause (a) above;

c)
Accounts with respect to which the Account Debtor is a director, officer, employee or agent of Borrower or otherwise Related Parties of Borrower;

d)
Accounts which are owed by an Account Debtor which (i) does not maintain its chief executive office in the United States of America, or (ii) is not organized under the laws of the United States of America or any State of the United States of America;

e)
Accounts with respect to which the Account Debtor is (i) the United States of America or any department, agency or instrumentality thereof, unless Borrower assigns its right to payment of such Accounts to Lender in accordance with the Assignment of Claims Act of 1940, as amended, or (ii) any country other than the United States of America or any department, agency or instrumentality thereof;

f)
The face amount of any Accounts with respect to which Borrower is or may become liable to the Account Debtor for Goods sold or services rendered by such Account Debtor to Borrower, but only to the extent of the maximum aggregate amount of Borrower’s liability to such Account Debtor;

g)
Accounts which are owing by any Account Debtor involved as a debtor in any bankruptcy or other state or federal insolvency proceeding, whether voluntary or involuntary;

h)
Accounts which arise in any manner other than the sale of inventory or services in the ordinary course of Borrower’s business;

i)
That portion of Accounts that has been restructured, extended, amended or modified;

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j)
Accounts which are not subject to a first priority lien in favor of Lender;

k)
Accounts as to which Lender, at any time or times hereafter, determines in good faith that the prospect of payment or performance by the Account Debtor is or will be impaired.

“Eligible Foreign Account” means all Accounts owing to Borrower that meet all required criteria for an Eligible Account except that the account debtor for any such account, either (a) maintains its chief executive office in Canada or any European nation, or (b) is organized under the laws of Canada or any European nation; and provided that such Accounts are either: (y) fully supported by a letter of credit acceptable and delivered to Lender, the original of which is in possession of and is directly drawable by Lender, or (z) is fully insured pursuant to a credit insurance policy approved in advance in writing by Lender.

“Eligible Inventory” means Inventory of Borrower which is acceptable to Lender for lending purposes. Without limiting Lender’s discretion, Lender shall, in general, consider Inventory to be Eligible Inventory if it meets, and so long as it continues to meet, the following requirements:

a)
it is owned by Borrower, Borrower has the right to subject it to a security interest in favor of Lender and it is subject to a first priority perfected security interest in favor of Lender and to no other claim, lien, security interest or encumbrance whatsoever, other than Permitted Liens;

b)
it is located on one of the premises listed on Schedule 7.23 (or other locations to which Lender has agreed in writing), such locations are within the United States and is not in transit;

c)
if held for sale or lease or furnishing under contracts of service, it is new and unused and free from defects which would, in Lender’s good faith determination, affect its market value;

d)
it is not stored with a bailee, consignee, warehouseman, processor or similar party unless Lender has given its prior written approval and Borrower has caused any such bailee, consignee, warehouseman, processor or similar party to issue and deliver to Lender, in form and substance acceptable to Lender, such Collateral Access Agreements, Uniform Commercial Code financing statements, warehouse receipts, waivers and other documents as Lender shall reasonably require;

e)
it is not stored at a leased location unless Lender has received a landlord lien waiver, in form and substance reasonably acceptable to Lender, with respect to such location;

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f)
Lender has determined in good faith, in accordance with Lender’s customary business practices, that it is not unacceptable due to age, type, category, quality, or quantity;

g)
it is not work-in-process Inventory, slow-moving Inventory, or obsolete Inventory;

h)
it is not Inventory manufactured or distributed by Borrower pursuant to a license unless the applicable licensor has executed a written agreement, in form and substance acceptable to Lender, permitting Lender to exercise Lender’s rights and remedies against such inventory; and

i)
it is not supplies, packaging, waste, or scrap.

“Employee Plan” includes any employee pension benefit plan (as defined in Section 3(2) of ERISA) maintained or administered by the Borrower or to which the Borrower is a party or may reasonably be expected to have any liability or by which the Borrower is bound.

“Environmental Laws” shall mean all applicable federal, state or local laws, statutes, rules, regulations, ordinances and codes, together with all administrative or judicial orders, consent agreements, licenses, authorizations and permits of any governmental authority, in each case relating to any matter arising out of or relating to public health and safety, or pollution or protection of the environment or workplace, as each relate to the exposure to Hazardous Substances, including any of the foregoing relating to the presence, use, production, generation, handling, transport, treatment, storage, disposal, distribution, discharge, emission, release, control or cleanup of any Hazardous Substance.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.

“Event of Default” shall mean any of the events or conditions which are set forth in Section 11 hereof.

“Excluded Account” shall mean a deposit account, securities account or commodity account (i) which is used for the sole purpose of making payroll and withholding tax payments related thereto and other employee wage and benefit payments and accrued and unpaid employee compensation payments (including salaries, wages, benefits and expense reimbursements, 401(k) and other retirement plans and employee benefits, including rabbi trusts for deferred compensation and health care benefits), (ii) which is used solely for paying taxes, including sales taxes, (iii) which is used as an escrow account or as a fiduciary or trust account or is otherwise held exclusively for the benefit of an unaffiliated third party (including any account solely holding amounts representing fines, violations, fees and similar amounts paid by third parties and owed to municipalities), (iv) which is a zero balance deposit account, securities account or commodity account or (v) which is not otherwise subject to the provisions of this definition and together with any other deposit accounts, securities accounts or commodity accounts that are excluded pursuant to this clause (v), have an average daily balance for any fiscal month of less than $350,000.00 in the aggregate.

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“Excluded Collateral” shall have the meaning set forth in Section 6.1 hereof.

“Excluded Subsidiary” means any direct or indirect Subsidiary of a Borrower that is (a) a “controlled foreign corporation” as defined in Section 957 of the Code, (b) a Subsidiary owned by such a “controlled foreign corporation” or (c) a Subsidiary organized under the laws of United States, any state thereof, or the District of Columbia, substantially all of the assets of which consist of (or are treated as consisting of for U.S. federal income tax purposes) the Capital Securities of (or Capital Securities and debt of) Subsidiaries described in clauses (a) and (b).

“Excluded Swap Obligation” means, with respect to any Borrower, any Swap Obligation if, and to the extent that, all or a portion of the guaranty of such Borrower of, or the grant by such Borrower of a security interest to secure, such Swap Obligation (or a guaranty thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Borrower’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the guaranty of such Borrower or the grant of such security interests becomes effective with respect to such Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such guaranty or security interests is or becomes illegal.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to the Lender or required to be withheld or deducted from a payment to the Lender, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of the Lender being organized under the laws of, or having its principal office or its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) U.S. federal withholding Taxes imposed on amounts payable to or for the account of the Lender with respect to an applicable interest in a Loan or commitment pursuant to a law in effect on the date on which (i) the Lender acquires such interest in the Loan or commitment (other than an assignment request pursuant to Section 2.5(g)) or (ii) the Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.5(a), amounts with respect to such Taxes were payable either to the Lender’s assignor immediately before the Lender became a party hereto or to the Lender immediately before it changed its lending office, (c) Taxes attributable to the Lender’s failure to comply with Section 2.5(e), and (d) any U.S. federal withholding Taxes imposed under FATCA.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among governmental authorities and implementing such Sections of the Code.

“Foreign Lender” means any Lender that is not a U.S. Person.

“Forbearance Agreement” means that certain Forbearance & Modification Agreement dated December 5, 2023 by and among Borrower and Lender.

“GAAP” shall mean generally accepted accounting principles set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the U.S. accounting profession),

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which are applicable to the circumstances as of the date of determination, provided, however, that interim financial statements or reports shall be deemed in compliance with GAAP despite the absence of footnotes and fiscal year-end adjustments as required by GAAP.

“Goods” shall have the meaning given it under the UCC.

“Hazardous Substances” shall mean (a) any petroleum or petroleum products, radioactive materials, asbestos in any form that is or could become friable, urea formaldehyde foam insulation, dielectric fluid containing levels of polychlorinated biphenyls, radon gas and mold; (b) any chemicals, materials, pollutant or substances defined as or included in the definition of “hazardous substances”, “hazardous waste”, “hazardous materials”, “extremely hazardous substances”, “restricted hazardous waste”, “toxic substances”, “toxic pollutants”, “contaminants”, “pollutants” or words of similar import, under any applicable Environmental Law; and (c) any other chemical, material or substance, the exposure to, or release of which is prohibited, limited or regulated by any governmental authority or any Environmental Law.

“Hedging Agreement” means any interest rate protection agreement, foreign currency exchange agreement, currency options, spot contracts, collar transactions, commodity price protection agreement, rate swap transactions, basis swaps, forward rate transactions, or other interest rate, currency exchange rate, or commodity price hedging arrangement, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), designed to provide protection against fluctuations in interest rates, currency exchange rates, or commodity prices, whether or not any such transaction is governed by or subject to any master agreement.

“Indemnified Party” and “Indemnified Parties” shall mean, respectively, each of the Lenders and any parent corporation, Affiliate or Subsidiary of the Lender, and each of their respective officers, directors, employees, attorneys and agents, and all of such parties and entities.

“Intellectual Property” shall mean the collective reference to all rights, priorities and privileges relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including copyrights, patents, service marks and trademarks, and all registrations and applications for registration therefor and all licensees thereof, trade names, domain names, technology, know-how and processes, and all rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom.

“Interest Charges” shall mean, for any period, the sum of: (a) all interest, charges and related expenses payable with respect to that fiscal period to a lender in connection with borrowed money or the deferred purchase price of assets that are treated as interest in accordance with GAAP, plus (b) the portion of Capitalized Lease Obligations with respect to that fiscal period that should be treated as interest in accordance with GAAP, plus (c) all charges paid or payable (without duplication) during that period with respect to any Hedging Agreements entered into for the purpose of hedging interest rate risk.

“Inventory” has the meaning given it under the UCC.

“Joinder Agreement” shall mean that certain Joinder Agreement by and among the Borrowers and Lender dated December 5, 2023, wherein ACM joined as a joint and several Borrower under the Loan Documents for all purposes.

“Letter of Credit” and “Letters of Credit” shall mean, respectively, a letter of credit and all such letters of credit issued by the Lender upon the execution and delivery by the Borrower and the acceptance by the Lender of a Letter of Credit Agreement.

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“Letter of Credit Agreement” shall mean, at any time, with respect to the issuance of Letters of Credit, the Letter of Credit Agreement in the form being used by the Lender at such time.

“Letter of Credit Obligations” shall mean, at any time, an amount equal to the aggregate of the original face amounts of all Letters of Credit minus the sum of (i) the amount of any reductions in the original face amount of any Letter of Credit which did not result from a draw thereunder, (ii) the amount of any payments made by the Lender with respect to any draws made under a Letter of Credit for which the Borrower has reimbursed the Lender, (iii) the amount of any payments made by the Lender with respect to any draws made under a Letter of Credit which have been converted to a Revolving Loan as set forth in Section 2.4, and (iv) the portion of any issued but expired Letter of Credit which has not been drawn by the beneficiary thereunder. For purposes of determining the outstanding Letter of Credit Obligations at any time, the Lender’s acceptance of a draft drawn on the Lender pursuant to a Letter of Credit shall constitute a draw on the applicable Letter of Credit at the time of such acceptance. In no event shall the aggregate amount of Letter of Credit Obligations at any time exceed One Million Dollars ($1,000,000).

“Liabilities” shall mean at all times all liabilities of the Borrower that would be shown as such on a consolidated balance sheet of the Parent Borrower prepared in accordance with GAAP.

“Lien” shall mean, with respect to any Person, any interest granted by such Person in any real or personal property, asset or other right owned or being purchased or acquired by such Person (including, without limitation, an interest in respect of a Capital Lease) which secures payment or performance of any obligation and shall include any mortgage, lien, encumbrance, title retention lien, charge or other security interest of any kind, whether arising by contract, as a matter of law, by judicial process or otherwise.

“Loan Documents” shall mean each of the agreements, documents, instruments and certificates set forth in Section 3.1 hereof, and any and all such other instruments, documents, certificates and agreements from time to time executed and delivered by the Borrower, or any of its Subsidiaries for the benefit of the Lender pursuant to any of the foregoing, and all amendments, restatements, supplements and other modifications thereto.

“Loans” shall mean, collectively, all Revolving Loans and Term Loan made by the Lender to the Borrower and all Letter of Credit Obligations issued by the Lender for the benefit of the Borrower or any of its Subsidiaries, under and pursuant to this Agreement.

“Material Adverse Effect” shall mean (a) a material adverse change in, or a material adverse effect upon, the assets, business, properties, financial condition or results of operations of the Parent Borrower taken as a whole, (b) a material impairment of the ability of the Borrower to perform any of the Obligations under any of the Loan Documents, or (c) a material adverse effect on (i) any substantial portion of the Collateral, (ii) the legality, validity, binding effect or enforceability against the Borrower of any of the Loan Documents, (iii) the perfection or priority of any Lien granted to the Lender under any Loan Document, or (iv) the rights or remedies of the Lender under any Loan Document.

“Net Income” shall mean, with respect to the Parent Borrower for any period, the consolidated net income (or loss) of the Parent Borrower for such period as determined in accordance with GAAP, excluding any extraordinary gains and any gains from discontinued operations.

“Non-Excluded Taxes” shall mean Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Borrower under any Loan Document.

“Note” and “Notes” shall mean, respectively, each of and collectively, the Revolving Note and Term Note.

[****]=[CONFIDENTIAL PORTION HAS BEEN OMMITTED BECAUSE (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF DISCLOSED.

“Obligations” shall mean the Loans, as evidenced by any Note, all interest accrued thereon (including interest which would be payable as post-petition in connection with any bankruptcy or similar proceeding, whether or not permitted as a claim thereunder), any fees due the Lender hereunder, any expenses incurred by the Lender hereunder and any and all other liabilities and obligations of the Borrower to the Lender under this Agreement and any other Loan Document, including any reimbursement obligations of the Borrower in respect of Letters of Credit and surety bonds, and all other Bank Product Obligations of the Borrower owed to the Lender or an Affiliate of the Lender, all in each case howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, now or hereafter existing, or due or to become due, together with any and all renewals or extensions thereof.

“Organizational Certificates” means, with respect to any Person that is a corporation, limited partnership or limited liability company, a certificate of the appropriate official(s) of the jurisdiction of organization of such Person and each jurisdiction of foreign qualification in which such Person is required to maintain foreign qualification to lawfully transact business in such jurisdiction (other than any jurisdiction where the failure to be so qualified would not reasonably likely to have a Material Adverse Effect on the Borrower), certifying as to (i) the subsistence in good standing of, (ii) the authority to transact business by and (iii) the payment of taxes by, such Person in such jurisdiction(s).

“Organizational Documents” means (i) with respect to any Person that is a corporation, the articles of incorporation and bylaws of such corporation, (ii) with respect to any Person that is a limited partnership, the articles of formation and partnership agreement of such limited partnership, (iii) with respect to any Person that is a limited liability company, the articles of organization or certificate of formation and operating agreement or limited liability company agreement of such limited liability company, (iv) with respect to any Person that is a trust, the trust agreement governing such trust, and (iv) with respect to any Person that is a general partnership, the partnership agreement of such general partnership.

“Organizational Identification Number” means, with respect to Borrower, the organizational identification number assigned to Borrower by the applicable governmental unit or agency of the jurisdiction of organization of the Borrower.

“Other Connection Taxes” means, with respect to the Lender, Taxes imposed as a result of a present or former connection between the Lender and the jurisdiction imposing such Tax (other than connections arising from the Lender having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Taxes” shall mean any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from the execution, delivery, enforcement or registration of, or otherwise with respect to, this Agreement or any of the other Loan Documents, except any such Taxes that are Other Connection Taxes.

“Permitted Liens” shall mean (a) Liens for Taxes, assessments or other governmental charges not at the time delinquent or thereafter payable without penalty or being contested in good faith by appropriate proceedings and, in each case, for which the Borrower maintains adequate reserves in accordance with GAAP; (b) Liens arising in the ordinary course of business (such as (i) Liens of carriers, warehousemen, mechanics and materialmen and other similar Liens imposed by law, and (ii) Liens in the form of deposits or pledges incurred in connection with worker’s compensation, unemployment compensation and other types of social security (excluding Liens arising under ERISA) or in connection with surety bonds, bids, performance bonds and similar obligations); (c) Liens described on Schedule 9.2 as of the Closing Date; (d) attachments, appeal bonds, judgments and other similar Liens to the extent such underlying judgments

[****]=[CONFIDENTIAL PORTION HAS BEEN OMMITTED BECAUSE (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF DISCLOSED.

or awards do not constitute an Event of Default under Section 11.8 hereof; (e) easements, rights of way, restrictions (including zoning and other land use restrictions), covenants, licenses, encroachments, protrusions and other similar charges or encumbrances and minor defects or irregularities in title and other similar Liens not interfering in any material respect with the ordinary conduct of the business of the Borrower; (f) Liens granted to the Lender hereunder and under the other Loan Documents and any Hedging Agreements; (g) leases, subleases, licenses or sublicenses (including licenses or sublicenses of intellectual property) granted to other Persons not materially interfering with the conduct of the business of the Borrower; (h) Liens arising from precautionary Uniform Commercial Code or other similar financing statement filings regarding operating leases or consignments entered into in the ordinary course of business; (i) statutory and common law landlords’ liens under leases to which the Borrower or any is a party; (j) deposits made in the ordinary course of business to secure liability to insurance carriers; (k) Liens (i) of a collection bank arising under Section 4-210 of the UCC (or similar provisions of other applicable laws) on items in the course of collection, (ii) attaching to commodity trading accounts or other commodities brokerage accounts incurred in the ordinary course of business and (iii) in favor of a banking or other financial institution arising as a matter of law or under customary general terms and conditions encumbering deposits (including the right of set-off) and which are within the general parameters customary in the banking industry; (l) Liens that may arise on inventory or equipment of the Borrower in the ordinary course of business as a result of such inventory or equipment being located on premises owned by Persons other than the Borrower; (m) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business; (n) Liens on specific items of inventory or other goods (and proceeds thereof) of any Person securing such Person’s obligations in respect of bankers’ acceptances or letters of credit issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods, and pledges or deposits in the ordinary course of business; and (o) Liens upon assets of the Borrower securing Debt permitted by Section 9.1(f); provided that such Liens do not encumber any asset of the Borrower other than the assets acquired with such Debt and after-acquired property that is affixed or incorporated into such assets and proceeds and products thereof; provided that individual financings of equipment provided by one lender may be cross collateralized to other financings of equipment provided by such lender on customary terms.

“Person” shall mean any natural person, partnership, limited liability company, corporation, trust, joint venture, joint stock company, association, unincorporated organization, government or agency or political subdivision thereof, or other entity, whether acting in an individual, fiduciary or other capacity.

“Prime Rate” shall mean the floating per annum rate of interest which at any time, and from time to time, shall be most recently announced by the Lender as its Prime Rate, which is not intended to be the Lender’s lowest or most favorable rate of interest at any one time. The effective date of any change in the Prime Rate shall for purposes hereof be the date the Prime Rate is changed by the Lender. The Lender shall not be obligated to give notice of any change in the Prime Rate.

“Receivables Employment Agreement” shall mean an agreement between Parent Borrower and the former chairman and chief executive officer of Parent Borrower that provides for, among other things, payment of incentive compensation tied to the collection of a customer receivable that was previously written off.

“Regulatory Change” shall mean the introduction of, or any change in any applicable law, treaty, rule, regulation or guideline or in the interpretation or administration thereof by any governmental authority or any central bank or other fiscal, monetary or other authority having jurisdiction over the Lender or its lending office.

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“Related Parties” shall mean, with respect to any Person, such Peron’s Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors and representatives of such Person and of such Person’s Affiliates.

“Revolving Interest Rate” shall mean a floating per annum rate of interest equal to the Prime Rate, adjusting daily, plus the Applicable Margin.

“Revolving Loan” and “Revolving Loans” shall mean, respectively, each direct advance and the aggregate of all such direct advances made by the Lender to the Borrower under and pursuant to this Agreement, as set forth in Section 2.1 of this Agreement.

“Revolving Loan Availability” shall mean, at any time, the amount, if any, by which the lesser of the Borrowing Base and the Revolving Loan Commitment exceeds the sum of (a) the outstanding principal balance of the Revolving Loans plus (b) the Letter of Credit Obligations.

“Revolving Loan Commitment” shall mean Fourteen Million and 00/100 Dollars ($14,000,000.00).

“Revolving Loan Maturity Date” shall mean January 17, 2025, unless extended by the Lender pursuant to any modification, extension or renewal note executed by the Borrower and accepted by the Lender in its sole and absolute discretion in substitution for the Revolving Note.

“Revolving Note” shall mean an amended and restated revolving note in the form prepared by and acceptable to the Lender, dated as of the Forbearance Effective Date (as such term is defined in the Forbearance Agreement), in the amount of the Revolving Loan Commitment and maturing on the Revolving Loan Maturity Date, duly executed by the Borrower and payable to the order of the Lender, together with any and all renewal, extension, modification or replacement notes executed by the Borrower and delivered to the Lender and given in substitution therefor.

“SEC” shall mean the Securities and Exchange Commission or any successor thereto.

“Senior Debt” shall mean all Debt of the Borrower owing to Lender.

“Specific Default” shall have the meaning assigned to it in the Forbearance Agreement.

“Stock Purchase Agreement” shall mean that certain Stock Purchase Agreement, dated on or about the date hereof, by and among Amtech Systems, Inc., Entrepix, Inc., the stockholders of Entrepix, Inc., and Timothy P. Tobin.

“Subordinated Debt” shall mean that portion of the Debt of the Borrower which is subordinated to the Obligations in a manner reasonably satisfactory to the Lender, including, but not limited to, right and time of payment of principal and interest.

“Subsidiary” and “Subsidiaries” shall mean, respectively, with respect to any Person, each and all such corporations, partnerships, limited partnerships, limited liability companies, limited liability partnerships, joint ventures or other entities of which or in which such Person owns, directly or indirectly, such number of outstanding Capital Securities as have more than fifty percent (50.00%) of the ordinary voting power for the election of directors or other managers of such corporation, partnership, limited liability company or other entity. Unless the context otherwise requires, each reference to Subsidiaries herein shall be a reference to Subsidiaries of the Parent Borrower.

[****]=[CONFIDENTIAL PORTION HAS BEEN OMMITTED BECAUSE (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF DISCLOSED.

“Swap Obligation” means, with respect to the Borrower, any obligation to pay or perform under any agreement, contract, or transaction, that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.

“Taxes” shall mean any and all present and future taxes, duties, levies, imposts, deductions, assessments, charges or withholdings imposed by a government authority, including interest and penalties and other additions to taxes, with respect to the foregoing.

“Term Interest Rate” shall mean a floating per annum rate of interest equal to the Prime Rate, adjusting daily, plus the Applicable Margin.

“Term Loan” shall mean the direct advance made by the Lender to the Borrower in the form of Term Loan under and pursuant to this Agreement, as set forth in Section 2.2 of this Agreement.

“Term Loan Commitment” shall mean Four Million Four Hundred Twenty-Three Thousand Two Hundred and 00/100 Dollars ($4,423,200.00).

“Term Loan Maturity Date” shall mean January 17, 2029, unless extended by the Lender pursuant to any modification, extension or renewal.

“Term Note” shall mean an amended and restated term note in the form prepared by and acceptable to the Lender, dated as of the Forbearance Effective Date, in the amount of the Term Loan Commitment and maturing on the Term Loan Maturity Date, duly executed by the Borrower and payable to the order of the Lender, together with any and all renewal, extension, modification or replacement notes executed by the Borrower and delivered to the Lender and given in substitution therefor.

“Transaction Expenses” shall mean any fees or expenses incurred or paid by the Parent Borrower or any of its Subsidiaries in connection with the Transactions, this Agreement and the other Loan Documents and the transactions contemplated hereby and thereby, including any amortization thereof in any period.

“Transactions” shall mean, collectively, the negotiation and execution of the Loan Documents, funding of any Loans, the consummation of the Acquisition and the payment of the Transaction Expenses.

“U.S. Person” means any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Code.

“UCC” shall mean the Uniform Commercial Code in effect in the state of Arizona from time to time.

“Unmatured Event of Default” shall mean any event which, with the giving of notice, the passage of time or both, would constitute an Event of Default.

“Voidable Transfer” shall have the meaning set forth in Section 13.21 hereof.

“Wholly-Owned Subsidiary” shall mean any Subsidiary of which or in which the Borrower owns, directly or indirectly, one hundred percent (100%) of the Capital Securities of such Subsidiary.

1.2
Accounting Terms. Any accounting terms used in this Agreement which are not specifically defined herein shall have the meanings customarily given them in accordance with GAAP. Calculations and determinations of financial and accounting terms used and not otherwise specifically

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defined hereunder and the preparation of financial statements to be furnished to the Lender pursuant hereto shall be made and prepared, both as to classification of items and as to amount, in accordance with sound accounting practices and GAAP as used in the preparation of the financial statements of the Borrower on the date of this Agreement. If any changes in accounting principles or practices from those used in the preparation of the financial statements are hereafter occasioned by the promulgation of rules, regulations, pronouncements and opinions by or required by the Financial Accounting Standards Board or the American Institute of Certified Public Accountants (or any successor thereto or agencies with similar functions), which results in a material change in the method of accounting in the financial statements required to be furnished to the Lender hereunder or in the calculation of financial covenants, standards or terms contained in this Agreement, the parties hereto agree to enter into good faith negotiations to amend such provisions so as equitably to reflect such changes to the end that the criteria for evaluating the financial condition and performance of the Borrower will be the same after such changes as they were before such changes; and if the parties fail to agree on the amendment of such provisions, the Borrower will furnish financial statements in accordance with such changes, but shall provide calculations for all financial covenants, perform all financial covenants and otherwise observe all financial standards and terms in accordance with applicable accounting principles and practices in effect immediately prior to such changes. Calculations with respect to financial covenants required to be stated in accordance with applicable accounting principles and practices in effect immediately prior to such changes shall be reviewed and certified by the Borrower’s accountants.
1.3
Other Terms Defined in UCC. All other capitalized words and phrases used herein and not otherwise specifically defined herein shall have the respective meanings assigned to such terms in the UCC, to the extent the same are used or defined therein.
1.4
Other Interpretive Provisions.
(a)
The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms. Whenever the context so requires, the neuter gender includes the masculine and feminine, the single number includes the plural, and vice versa, and in particular the word “Borrower” shall be so construed.
(b)
Section and Schedule references are to this Agreement unless otherwise specified. The words “hereof”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.
(c)
The term “including” is not limiting, and means “including, without limitation”.
(d)
In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including”; the words “to” and “until” each mean “to but excluding”, and the word “through” means “to and including”.
(e)
Unless otherwise expressly provided herein, (i) references to agreements (including this Agreement and the other Loan Documents) and other contractual instruments shall be deemed to include all subsequent amendments, restatements, supplements and other modifications thereto, but only to the extent such amendments, restatements, supplements and other modifications are not prohibited by the terms of any Loan Document, and (ii) references to any statute or regulation shall be construed as including all statutory and regulatory provisions amending, replacing, supplementing or interpreting such statute or regulation.
(f)
To the extent any of the provisions of the other Loan Documents are inconsistent with the terms of this Loan Agreement, the provisions of this Loan Agreement shall govern.

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(g)
This Agreement and the other Loan Documents may use several different limitations, tests or measurements to regulate the same or similar matters. All such limitations, tests and measurements are cumulative and each shall be performed in accordance with its terms.
Section 2.
COMMITMENT OF THE LENDER.
2.1
Revolving Loans.
(a)
Revolving Loan Commitment. Subject to the terms and conditions of this Agreement and the other Loan Documents, and in reliance upon the representations and warranties of the Borrower set forth herein and in the other Loan Documents, the Lender agrees to make such Revolving Loans at such times as the Parent Borrower may from time to time request until, but not including, the Revolving Loan Maturity Date (as may be extended), and in such amounts as the Parent Borrower may from time to time request, provided, however, that the aggregate principal balance of all Revolving Loans outstanding at any time shall not exceed the Revolving Loan Availability. Revolving Loans made by the Lender may be repaid and, subject to the terms and conditions hereof, borrowed again up to, but not including the Revolving Loan Maturity Date unless the Revolving Loans are otherwise accelerated, terminated or extended as provided in this Agreement. The Revolving Loans shall be used by the Borrower for the purpose of working capital.
(b)
Revolving Loan Interest and Payments. The principal amount of the Revolving Loans outstanding from time to time shall bear interest at the applicable Revolving Interest Rate. Accrued and unpaid interest on the unpaid principal balance of all Revolving Loans outstanding from time to time, shall be due and payable monthly, in arrears, commencing on February 1, 2023, and continuing on the first day of each calendar month thereafter, and on the Revolving Loan Maturity Date. Any amount of principal or interest on the Revolving Loans which is not paid when due, whether at stated maturity, by acceleration or otherwise, shall bear interest payable on demand at the Default Rate.
(c)
Revolving Loan Principal Payments.
(i)
Revolving Loan Mandatory Payments. All Revolving Loans hereunder shall be repaid by the Borrower on the Revolving Loan Maturity Date, unless payable sooner pursuant to the provisions of this Agreement. In the event the Revolving Loan Availability is less than zero dollars ($0.00), the Borrower shall, without notice or demand of any kind, immediately make such repayments of the Revolving Loans or take such other actions as are satisfactory to the Lender as shall be necessary to eliminate such excess, all without further demand, presentment, protest or notice of any kind, all of which are hereby waived by the Borrower.
(ii)
Optional Prepayments. The Borrower may from time to time prepay the Revolving Loans, in whole or in part, without any prepayment penalty whatsoever, provided that any prepayment of the entire principal balance of the Revolving Loans shall include accrued interest on such Revolving Loans to the date of such prepayment.
2.2
Term Loan.
(a)
Term Loan Commitment. Subject to the terms and conditions of this Agreement and the other Loan Documents, and in reliance upon the representations and warranties of the Borrower set forth herein and in the other Loan Documents, the Lender agrees to make Term Loan equal to the Term Loan Commitment. Term Loan shall be available to the Borrower in a single principal advance on such date as the conditions set forth in Section 3 shall have been satisfied. Term Loan

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shall be used by the Borrower to facilitate the acquisition of Entrepix, Inc. by the Parent Borrower. Term Loan may be prepaid in whole or in part at any time without penalty, but shall be due in full on the Term Loan Maturity Date, unless the credit extended under Term Loan is otherwise accelerated, terminated or extended as provided in this Agreement. Term Loan Commitment shall terminate upon the making of the Term Loan on the date hereof.
(b)
Term Loan Interest and Payments. The principal amount of Term Loan outstanding from time to time shall bear interest at the applicable Term Interest Rate. Accrued and unpaid interest on the unpaid principal balance of the Term Loan shall be due and payable monthly, in arrears, on the first day of each calendar month and on the Term Loan Maturity Date. Any amount of principal or interest on Term Loan which is not paid when due, whether at stated maturity, by acceleration or otherwise, shall bear interest payable on demand at the Default Rate.
(c)
Term Loan Principal Payments. The outstanding principal balance of Term Loan shall be repaid in equal installments in the amount of Seventy-Three Thousand Seven Hundred Twenty and 00/100 Dollars ($73,720.00), beginning on December 1, 2023, and continuing on the first day of each month thereafter, plus a final payment of all outstanding principal due on the Term Loan Maturity Date. Principal amounts repaid on Term Note may not be borrowed again.
(d)
Term Loan Optional Prepayments.
(i)
The Borrower may voluntarily prepay the principal balance of Term Loan, in whole or in part at any time or from time to time on or after the date hereof, subject to the following conditions:
(A)
Not less than three (3) days prior to the date upon which the Borrower desires to make such prepayment, the Borrower shall deliver to the Lender written notice of its intention to prepay Term Loan, which notice shall be irrevocable and state the prepayment amount and the prepayment date.
(B)
The Borrower shall pay to the Lender all accrued and unpaid interest on the Term Loan through the date of such prepayment on the principal balance being prepaid. Each prepayment of the Term Loan shall be applied to the scheduled installments of the Term Loan in inverse order of maturity.
(C)
Notwithstanding the forgoing, if the Term Loan is subject to a Bank Product Agreement (i.e. Hedging Agreement), in whole or in part, it is expressly understood by the Borrower that such a prepayment may cause breakage, termination or like fees to be due under the terms of the Bank Product Agreement. Accordingly, Borrower should consult the terms the Bank Product Agreements and other disclosures provided therewith for determination of fees or penalties which may be associated with such a prepayment.
2.3
Interest and Fee Computation; Collection of Funds. Except as otherwise set forth herein, all interest and fees shall be calculated on the basis of a year consisting of 360 days and shall be paid for the actual number of days elapsed. Principal payments submitted in funds not immediately available shall continue to bear interest until collected. If any payment to be made by the Borrower hereunder or under any Note shall become due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in computing any interest in respect of such payment. Notwithstanding anything to the contrary contained herein, the final payment due under any of the Loans must be made by wire transfer or other immediately available funds. All payments made by the Borrower hereunder or under any of the Loan Documents shall be made without setoff, counterclaim,

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or other defense. To the extent permitted by applicable law, all payments hereunder or under any of the Loan Documents (including any payment of principal, interest, or fees) to, or for the benefit, of any Person shall be made by the Borrower free and clear of, and without deduction or withholding for, or account of, any taxes now or hereinafter imposed by any taxing authority.
2.4
Letters of Credit. Subject to the terms and conditions of this Agreement and upon (i) the execution by the Borrower and the Lender of a Letter of Credit Agreement in form and substance acceptable to the Lender (together with all amendments, modifications and restatements thereof, the “Letter of Credit Agreement”) and (ii) the execution and delivery by the Borrower, and the acceptance by the Lender, in its sole and absolute discretion, of a Letter of Credit Agreement, the Lender agrees to issue for the account of the Borrower or any of its Subsidiaries such Letters of Credit in the standard form of the Lender and otherwise in form and substance reasonably acceptable to the Lender, from time to time during the term of this Agreement. Without limiting the Lender’s discretion described above, Borrower shall not request and Lender is not required to issue any Letter of Credit which would result in the aggregate Letter of Credit Obligations hereunder exceeding One Million Dollars ($1,000,000) at any time. The amount of any payments made by the Lender with respect to draws made by a beneficiary under a Letter of Credit for which the Borrower has failed to reimburse the Lender upon five (5) Business Days the Lender’s demand for repayment shall be deemed to have been converted to a Revolving Loan as of the date such payment was made by the Lender to such beneficiary. Upon the occurrence of an Event of a Default and at the option of the Lender upon written notice to the Borrower during the continuance of such Event of Default, all Letter of Credit Obligations shall be converted to Revolving Loans, all without demand, presentment or protest of any kind, all of which are hereby waived by the Borrower. To the extent the provisions of the Letter of Credit Agreement differ from, or are inconsistent with, the terms of this Agreement, the provisions of this Agreement shall govern.
2.5
Taxes.
(a)
Except as required by applicable law, all payments made by the Borrower under this Agreement shall be made free and clear of, and without deduction or withholding for or on account of any Taxes. If any Non-Excluded Taxes or Other Taxes are required to be withheld from any amounts payable to the Lender hereunder, the amounts so payable to the Lender shall be increased to the extent necessary to yield to the Lender (after payment of all Non-Excluded Taxes and Other Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement, provided, however, that the Borrower shall not be required to increase any such amounts payable to the Lender with respect to any Non-Excluded Taxes that are attributable to the Lender’s failure to comply with the requirements of subsection 2.5(c).
(b)
Without duplication of the prior subsection, the Borrower shall pay any Other Taxes to the relevant governmental authority in accordance with applicable law.
(c)
At the request of the Borrower, the Lender shall take reasonable steps to (i) contest its liability for any Non-Excluded Taxes or Other Taxes that have not been paid, or (ii) seek a refund of any Non-Excluded Taxes or Other Taxes that have been paid.
(d)
Whenever any Non-Excluded Taxes or Other Taxes are payable by the Borrower, as promptly as possible thereafter the Borrower shall send to the Lender a certified copy of an original official receipt received by the Borrower showing payment thereof, a copy of the Tax return reporting such payment, or other evidence of such payment reasonably satisfactory to the lender. If the Borrower fails to pay any Non-Excluded Taxes or Other Taxes when due to the appropriate taxing authority, the Borrower shall indemnify the Lender on an after-tax basis for any incremental taxes, interest or penalties that may become payable by the Lender.

[****]=[CONFIDENTIAL PORTION HAS BEEN OMMITTED BECAUSE (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF DISCLOSED.

(e)
If the Lender is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document, the Lender shall deliver to the Borrower, at the time or times reasonably requested by the Borrower, such properly completed and executed documentation reasonably requested by the Borrower as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, the Lender, if reasonably requested by the Borrower, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower as will enable the Borrower to determine whether or not such Lender is subject to backup withholding or information reporting requirements.
(i)
Without limiting the generality of the foregoing,
(A)
any Lender that is a U.S. Person shall deliver to the Borrower on or about the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower), executed copies of IRS Form W-9 certifying that the Lender is exempt from U.S. federal backup withholding tax.
(B)
any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower (in such number of copies as shall be requested by the Borrower) on or about the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower), whichever of the following is applicable:
i)
in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;
ii)
executed copies of IRS Form W-8ECI;
iii)
in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, or a “controlled foreign corporation” related to the Borrower as described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E; or
iv)
to the extent a Foreign Lender is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form
W-8ECI, IRS Form W-8BEN, IRS Form W-8BEN-E, a U.S. Tax Compliance Certificate, IRS Form W-9, or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such

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Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate on behalf of each such direct and indirect partner;
(C)
any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower (in such number of copies as shall be requested by the recipient) on or about the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower), executed copies of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower to determine the withholding or deduction required to be made; and
(D)
if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower at the time or times prescribed by law and at such time or times reasonably requested by the Borrower such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower as may be necessary for the Borrower to comply with its obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount, if any, to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower in writing of its legal inability to do so.

(f)
If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 2.5 (including by the payment of additional amounts pursuant to this Section 2.5), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 2.5 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant governmental authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (f) (plus any penalties, interest or other charges imposed by the relevant governmental authority) in the event that such indemnified party is required to repay such refund to such governmental authority. Notwithstanding anything to the contrary in this paragraph (f), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (f) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

[****]=[CONFIDENTIAL PORTION HAS BEEN OMMITTED BECAUSE (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF DISCLOSED.

(g)
If the Lender requires the Borrower to pay any additional amounts to the Lender or any governmental authority for the account of the Lender pursuant to Section 2.5, then the Lender shall (at the request of the Borrower) use reasonable efforts to, as applicable, designate a different lending or issuing office for funding or booking its Loans hereunder or issuing Letters of Credit or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of the Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.5, as the case may be, in the future, and (ii) would not subject the Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to the Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by the Lender in connection with any such designation or assignment.
(h)
The agreements in this Section 2.5 shall survive the satisfaction and payment of the Obligations and the termination of this Agreement.
2.6
All Loans to Constitute Single Obligation; Joint and Several Liability. The Loans shall constitute one general obligation of the Borrower, and shall be secured by Lender’s priority security interest in and Lien upon all of the Collateral and by all other security interests, Liens, claims and encumbrances heretofore, now or at any time or times hereafter granted by the Borrower to Lender. Further, each undersigned Borrower agrees that it shall be jointly and severally liable for the Loans.
Section 3.
CONDITIONS OF BORROWING.

Notwithstanding any other provision of this Agreement, the Lender shall not be required to disburse, make or continue all or any portion of the Loans, if any of the following conditions shall have occurred.

3.1
Loan Documents. With respect to the initial borrowing of Loans, the Borrower shall have failed to execute and deliver to the Lender any of the following Loan Documents, all of which must be reasonably satisfactory to the Lender and the Lender’s counsel in form, substance and execution:
(a)
Loan Agreement. Two copies of this Agreement duly executed by the Borrower.
(b)
Revolving Note. A Revolving Note duly executed by the Borrower, in the form prepared by and acceptable to the Lender.
(c)
Term Note. A Term Note duly executed by the Borrower, in the form prepared by and acceptable to the Lender.
(d)
Negative Pledge Agreement. A Negative Pledge Agreement dated as of the date of this Agreement, executed by the Borrower, with respect to the real property located at 131 S. Clark Drive, Tempe, Arizona 85288, in the form prepared by and acceptable to the Lender.
(e)
[Reserved].
(f)
[Reserved].
(g)
Search Results; Lien Terminations. Copies of UCC search reports dated such a date as is reasonably acceptable to the Lender, listing all effective financing statements which name the Borrower, under its present names and any previous names, as debtors, together with (i) copies of such financing statements, (ii) payoff letters evidencing repayment in full of all existing Debt to be repaid with the Loans, the termination of all agreements relating thereto and the release of all Liens granted in connection therewith, with UCC or other appropriate termination statements and

[****]=[CONFIDENTIAL PORTION HAS BEEN OMMITTED BECAUSE (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF DISCLOSED.

documents effective to evidence the foregoing (other than Permitted Liens), and (iii) such other UCC termination statements as the Lender may reasonably request.
(h)
Organizational and Authorization Document. Copies of (i) the Organizational Documents of the Borrower; (ii) resolutions for the Borrower approving and authorizing such Person’s execution, delivery and performance of the Loan Documents to which it is party and the transactions contemplated thereby; (iii) signature and incumbency certificates for the Borrower, for any Person executing any of the Loan Documents, each of which the Borrower hereby certifies to be true and complete, and in full force and effect without modification, it being understood that the Lender may conclusively rely on each such document and certificate until formally advised by the Borrower of any changes therein; and (iv) Organizational Certificate of the Borrower and in each other state requested by the Lender.
(i)
Insurance. Evidence reasonably satisfactory to the Lender of the existence of insurance required to be maintained pursuant to Section 8.6, together with evidence that the Lender has been named as a lender’s loss payee on all related insurance policies.
(j)
Additional Documents. Such other certificates, financial statements, schedules, resolutions, opinions of counsel, notes and other documents which are provided for hereunder or which the Lender shall reasonably require.
3.2
Event of Default. Any Event of Default, or Unmatured Event of Default shall have occurred and be continuing (other than the Specific Default, but only to the extent the Forbearance Period [as defined in the Forbearance Agreement] remains in effect).
3.3
Material Adverse Effect. The occurrence and continuance of any event having a Material Adverse Effect upon the Borrower.
3.4
Litigation. Any litigation or governmental proceeding shall have been instituted against the Borrower or any of its officers or shareholders which has a Material Adverse Effect upon the Borrower.
3.5
Representations and Warranties. Any representation or warranty of the Borrower contained herein or in any Loan Document shall be untrue or incorrect in any material respect as of the date of any Loan as though made on such date, except to the extent such representation or warranty expressly relates to an earlier date.
3.6
Commitment Fee. With respect to the initial borrowing of Loans, the Borrower shall have failed to pay or cause to be paid to the Lender (which may be with Loan proceeds) a commitment fee in the amount of Thirty Thousand and 00/100 Dollars ($30,000.00).
Section 4.
NOTES EVIDENCING LOANS.
4.1
Revolving Note. The Revolving Loans and the Letter of Credit Obligations shall be evidenced by the Revolving Note. At the time of the initial disbursement of a Revolving Loan and at each time any additional Revolving Loan shall be requested hereunder, or a repayment made in whole or in part thereon, Lender shall make a notation thereof on the books and records of the Lender. All amounts recorded shall be, absent manifest error, conclusive and binding evidence of (i) the principal amount of the Revolving Loans advanced hereunder and the amount of all Letter of Credit Obligations, (ii) any accrued and unpaid interest owing on the Revolving Loans, and (iii) all amounts repaid on the Revolving Loans or the Letter of Credit Obligations. The failure to record any such amount or any error in recording such amounts shall not, however, limit or otherwise affect the obligations of the Borrower under the Revolving Note to repay the principal amount of the Revolving Loans, together with all interest accruing thereon.

[****]=[CONFIDENTIAL PORTION HAS BEEN OMMITTED BECAUSE (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF DISCLOSED.

4.2
Term Note. Term Loan shall be evidenced by Term Note. At the time of the disbursement of Term Loan or a repayment made in whole or in part thereon, the Lender shall make a notation thereof shall be made on the books and records of the Lender. All amounts recorded shall be, absent demonstrable error, conclusive and binding evidence of (i) the principal amount of Term Loan advanced hereunder, (ii) any accrued and unpaid interest owing on Term Loan and (iii) all amounts repaid on Term Loan. The failure to record any such amount or any error in recording such amounts shall not, however, limit or otherwise affect the obligations of the Borrower under Term Note to repay the principal amount of Term Loan, together with all interest accruing thereon.
Section 5.
Manner of Borrowing.
5.1
Borrowing Procedures. Each Loan shall be made available to the Borrower upon any written, verbal, electronic, telephonic or telecopy loan request which the Lender in good faith reasonably believes to emanate from a properly authorized representative of the Parent Borrower, whether or not that is in fact the case. Each such notice shall be effective upon receipt by the Lender, shall be irrevocable, and shall specify the date, amount and type of borrowing. A request for a direct advance must be received by the Lender no later than 3:00 p.m. Phoenix, Arizona time, on the day it is to be funded. The proceeds of each direct advance shall be made available at the office of the Lender by credit to the account of the applicable Borrower as designated by the Parent Borrower or by other means requested by the Borrower and acceptable to the Lender. The Borrower does hereby irrevocably confirm, ratify and approve all such advances by the Lender prior to the Revolving Loan Maturity Date or Term Loan Maturity Date, as applicable.
5.2
Automatic Debit. In order to effectuate the timely payment of any of the Obligations when due, the Borrower hereby authorizes and directs the Lender, at the Lender’s option, to (a) debit the amount of the Obligations to any ordinary deposit account of the Borrower, or (b) make a Revolving Loan hereunder to pay the amount of the Obligations.
5.3
Discretionary Disbursements. The Lender, in its sole and absolute discretion, may immediately upon notice to the Borrower, disburse any or all proceeds of the Loans made or available to the Borrower pursuant to this Agreement to pay any fees, costs, expenses or other amounts required to be paid by the Borrower to the Lender hereunder and not so paid. All monies so disbursed shall be a part of the Obligations, payable by the Borrower on demand from the Lender.
Section 6.
SECURITY FOR THE OBLIGATIONS.
6.1
Security for Obligations. As security for the payment and performance of the Obligations, the Borrower does hereby pledge, assign, transfer and deliver to the Lender and does hereby grant to the Lender a continuing and unconditional first priority security interest (subject to Permitted Liens) in and to any and all property of the Borrower, of any kind or description, tangible or intangible, wheresoever located and whether now existing or hereafter arising or acquired, including, but not limited to, the following (all of which property, along with the products and proceeds therefrom, are individually and collectively referred to as the “Collateral”):
(a)
all property of, or for the account of, the Borrower now or hereafter coming into the possession, control or custody of, or in transit to, the Lender or any agent or bailee for the Lender or any parent, Affiliate or Subsidiary of the Lender or any participant with the Lender in the Loans (whether for safekeeping, deposit, collection, custody, pledge, transmission or otherwise), including all earnings, dividends, interest, or other rights in connection therewith and the products and proceeds therefrom, including the proceeds of insurance thereon; and

[****]=[CONFIDENTIAL PORTION HAS BEEN OMMITTED BECAUSE (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF DISCLOSED.

(b)
the additional property of the Borrower, whether now existing or hereafter arising or acquired, and wherever now or hereafter located, together with all additions and accessions thereto, substitutions, betterments and replacements therefor, products and Proceeds therefrom, and all of the Borrower’s books and records and recorded data relating thereto (regardless of the medium of recording or storage), together with all of the Borrower’s right, title and interest in and to all computer software required to utilize, create, maintain and process any such records or data on electronic media, identified and set forth as follows:
(i)
All Accounts and all Goods whose sale, lease or other disposition by the Borrower has given rise to Accounts and have been returned to, or repossessed or stopped in transit by, the Borrower, or rejected or refused by an Account Debtor;
(ii)
All Inventory, including, without limitation, raw materials, work-in-process and finished goods;
(iii)
All Goods (other than Inventory), including, without limitation, embedded software, Equipment, vehicles, furniture and Fixtures;
(iv)
All Software and computer programs;
(v)
All Securities, Investment Property, Financial Assets and Deposit Accounts;
(vi)
All Chattel Paper, Electronic Chattel Paper, Instruments, Documents, Letter of Credit Rights, all proceeds of letters of credit, Health-Care-Insurance Receivables, Supporting Obligations, notes secured by real estate, Commercial Tort Claims and General Intangibles, including Payment Intangibles; and
(vii)
All Proceeds (whether Cash Proceeds or Noncash Proceeds) of the foregoing property, including, without limitation, all insurance policies and proceeds of insurance payable by reason of loss or damage to the foregoing property, including unearned premiums, and of eminent domain or condemnation awards.

Notwithstanding the foregoing, no security interest is or will be granted pursuant hereto in any right, title or interest of the in, to or under (all of which property, along with the products and proceeds therefrom, are individually and collectively referred to as the “Excluded Collateral”):

(c)
interest in any contracts (including Contracts and Contract Rights), permits, licenses, leases, Accounts, General Intangibles (other than any Capital Securities), Payment Intangibles, Chattel Paper, Letter-of-Credit Rights, Promissory Notes and Health-Care-Insurance Receivables if the grant of a security interest or Lien therein is prohibited as a matter of law, rule or regulation or under the terms of such contracts (including Contracts and Contract Rights), permits, licenses, leases, Accounts, General Intangibles, Payment Intangibles, Chattel Paper, Letter-of-Credit Rights, Promissory Notes and Health-Care-Insurance Receivables, in each case after giving effect to any applicable Uniform Commercial Code and other applicable law;
(d)
Capital Securities of any current or future Excluded Subsidiary;
(e)
assets subject to Capitalized Lease Obligations, purchase money financing and cash to secure letter of credit reimbursement obligations to the extent such Capitalized Lease Obligations, purchase money financing or letters of credit are permitted under the Credit Agreement and the terms thereof prohibit a grant of a security interest therein;

[****]=[CONFIDENTIAL PORTION HAS BEEN OMMITTED BECAUSE (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF DISCLOSED.

(f)
any application for registration of a trademark filed with the U.S. Patent and Trademark Office on an intent-to-use basis until such time (if any) as a statement of use or amendment to allege use is accepted by the U.S. Patent and Trademark Office, at which time such trademark shall automatically become part of the Collateral and subject to the security interest of this Agreement;
(g)
Capital Securities in any Person (i) other than the Borrower (other than the Parent Borrower) and Wholly-Owned Subsidiaries to the extent a pledge thereof is not permitted by the terms of such Person’s charter documents or joint venture or shareholders agreements and other organizational documents and (ii) to the extent a pledge thereof is not permitted by any law, rule or regulation after giving effect to the applicable anti-assignment provisions of the UCC and other applicable law;
(h)
those assets as to which the Lender and the Parent Borrower reasonably and mutually agree that the cost of obtaining such a security interest or perfection thereof are excessive in relation to the benefit to the Lender of the security to be afforded thereby;
(i)
“margin stock” (within the meaning of Regulation U as adopted by the Board of Governors of the Federal Reserve System or any successor thereto);
(j)
Excluded Accounts; and
(k)
any asset to the extent granting a security interest in such asset would result in a material adverse tax consequence to Borrower and/or its Subsidiaries, as reasonably determined in good faith by Parent Borrower and notified in writing to the Lender;

provided, however, that Excluded Collateral shall not include any Proceeds, substitutions or replacements of any Excluded Collateral referred to in any of clauses (a) through (i) above (unless such Proceeds, substitutions or replacements would constitute Excluded Collateral referred to in any of clauses (a) through (l) above). Notwithstanding anything to the contrary contained herein or in any other Loan Document, (i) the Borrower shall not be required to perfect a security interest in Fixtures, (ii) the Borrower shall not be required to take any action with respect to the creation or perfection of a security interest or Liens under foreign law with respect to any Collateral and (iii) the Borrower shall not be required to comply with the Federal Assignment of Claims Act (or any state or municipal equivalent).

6.2
Possession and Transfer of Collateral. Unless an Event of Default exists hereunder, the Borrower shall be entitled to possession or use of the Collateral (except that Borrower shall deliver to Lender Instruments or Documents with an individual value in excess of $50,000.00, Tangible Chattel Paper with an individual value in excess of $50,000.00, Investment Property consisting of certificated securities and other Collateral required to be delivered to the Lender pursuant to this Section 6). The cancellation or surrender of any Note, upon payment or otherwise, shall not affect the right of the Lender to retain the Collateral for any other of the Obligations. The Borrower shall not sell, assign (by operation of law or otherwise), license, lease or otherwise dispose of, or grant any option with respect to any of the Collateral (collectively “Dispose” (“Disposition” shall have the meaning correlative thereto)), except (a) that the Borrower may Dispose of Inventory or obsolete, worn-out or excess furniture, fixtures, equipment or other property, real or personal, tangible or intangible, in each case, in the ordinary course of business; (b) Dispositions between or among Borrowers; (c) the sale, assignment, transfer, disposition or discount by the Borrower, without recourse, of accounts receivable arising in the ordinary course of business; (d) sales of equipment by the Borrower for fair market value so long as the amount does not exceed $250,000.00 in the aggregate per year; and (e) pursuant to the Receivables Employment Agreement.

[****]=[CONFIDENTIAL PORTION HAS BEEN OMMITTED BECAUSE (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF DISCLOSED.

6.3
Financing Statements. The Borrower shall, at the Lender’s request, at any time and from time to time, execute and deliver to the Lender such financing statements, amendments and other documents and do such acts as the Lender reasonably deems necessary in order to establish and maintain valid, attached and perfected first priority security interests (subject to Permitted Liens) in the Collateral in favor of the Lender, free and clear of all Liens and claims and rights of third parties whatsoever, except Permitted Liens. The Borrower hereby irrevocably authorizes the Lender at any time, and from time to time, until the Obligations are paid in full, to file in any jurisdiction any initial financing statements and amendments thereto without the signature of the Borrower that (a) indicate the Collateral (i) is comprised of all assets of the Borrower or words of similar effect, regardless of whether any particular asset comprising a part of the Collateral falls within the scope of Article 9 of the Uniform Commercial Code of the jurisdiction wherein such financing statement or amendment is filed, or (ii) as being of an equal or lesser scope or within greater detail as the grant of the security interest set forth herein, and (b) contain any other information required by Section 5 of Article 9 of the Uniform Commercial Code of the jurisdiction wherein such financing statement or amendment is filed regarding the sufficiency or filing office acceptance of any financing statement or amendment, including (i) whether the Borrower is an organization, the type of organization and any Organizational Identification Number issued to the Borrower, and (ii) in the case of a financing statement filed as a fixture filing or indicating Collateral as as-extracted collateral or timber to be cut, a sufficient description of the real property to which the Collateral relates. The Borrower agrees to furnish any such information to the Lender promptly upon reasonable request. The Borrower further ratifies and affirms its authorization for any financing statements and/or amendments thereto, executed and filed by the Lender in connection with this Agreement in any jurisdiction prior to the date of this Agreement.
6.4
[Reserved].
6.5
Preservation of the Collateral. The Lender may, but is not required, to take such actions from time to time as the Lender reasonably deems appropriate to maintain or protect the Collateral. The Lender shall have exercised reasonable care in the custody and preservation of the Collateral if the Lender takes such action as the Borrower shall reasonably request in writing which is not inconsistent with the Lender’s status as a secured party, but the failure of the Lender to comply with any such request shall not be deemed a failure to exercise reasonable care; provided, however, the Lender’s responsibility for the safekeeping of the Collateral shall (i) be deemed reasonable if such Collateral is accorded treatment substantially equal to that which the Lender accords its own property, and (ii) not extend to matters beyond the control of the Lender, including, without limitation, acts of God, war, insurrection, riot or governmental actions. In addition, any failure of the Lender to preserve or protect any rights with respect to the Collateral against prior or third parties, or to do any act with respect to preservation of the Collateral, not so requested by the Borrower, shall not be deemed a failure to exercise reasonable care in the custody or preservation of the Collateral. The Borrower shall have the sole responsibility for taking such action as may be reasonably necessary, from time to time, to preserve all rights of the Borrower and the Lender in the Collateral against prior or third parties. Without limiting the generality of the foregoing, where Collateral consists in whole or in part of securities, the Borrower represents to, and covenants with, the Lender that the Borrower has made arrangements for keeping informed of changes or potential changes affecting the securities (including, but not limited to, rights to convert or subscribe, payment of dividends, reorganization or other exchanges, tender offers and voting rights), and the Borrower agrees that the Lender shall have no responsibility or liability for informing the Borrower of any such or other changes or potential changes or for taking any action or omitting to take any action with respect thereto.
6.6
Other Actions as to any and all Collateral. The Borrower further agrees to promptly take any other action reasonably requested by the Lender to ensure the attachment, perfection and first priority (subject to Permitted Liens) of, and the ability of the Lender to enforce, the Lender’s security interest in any and all of the Collateral including, without limitation, taking all actions requested by the Lender that are required by the UCC in effect from time to time or by other law, as applicable in any relevant UCC

[****]=[CONFIDENTIAL PORTION HAS BEEN OMMITTED BECAUSE (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF DISCLOSED.

jurisdiction, or by other law as applicable in any foreign jurisdiction; provided that Borrower shall not be required to execute a (a) mortgage in favor of the Lender unless (i) an Event of Default has occurred and is continuing or (ii) the real property to be covered by such mortgage has a value in excess of $5,000,000.00, (b) control agreement (i) with respect to an Excluded Account or (ii) on any other accounts held by it sooner than sixty (60) days after the date hereof or the opening of such account (or, in each case, such later date as the Lender shall agree), (c) any documents or instruments necessary to perfect on the Borrower’s interest (A) in any cars, trucks, construction and other equipment covered by a certificate of title law of any state and rolling stock, vessels, boats, ships and aircraft or (B) or leaseholds, unless, with respect to this clause (c), an Event of Default has occurred and is continuing, in each case, to the extent a security interest therein cannot be perfected by a UCC filing.
6.7
Collateral in the Possession of a Warehouseman or Bailee. If any of the Collateral with an aggregate fair market value in excess of $500,000.00 at any time (including the date hereof) is in the possession of a warehouseman or bailee, the Borrower shall promptly notify the Lender thereof, and shall use commercially reasonable efforts to, within ninety (90) days after date hereof (or such later date as may be agreed by the Lender), obtain a Collateral Access Agreement. The Lender agrees with the Borrower that the Lender shall not give any such instructions unless an Event of Default has occurred and is continuing.
6.8
Letter-of-Credit Rights. If the Borrower at any time is a beneficiary under a letter of credit with a face value in excess of $100,000.00 now or hereafter issued in favor of the Borrower, the Borrower shall promptly notify the Lender thereof and, at the request and option of the Lender, the Borrower shall, pursuant to an agreement in form and substance reasonably satisfactory to the Lender, either (i) arrange for the issuer and any confirmer of such letter of credit to consent to an assignment to the Lender of the proceeds of any drawing under the letter of credit, or (ii) arrange for the Lender to become the transferee beneficiary of the letter of credit, with the Lender agreeing, in each case, that the proceeds of any drawing under the letter to credit are to be applied as provided in this Agreement.
6.9
Commercial Tort Claims. If the Borrower shall at any time hold or acquire a Commercial Tort Claim with a value in excess of $100,000.00, the Borrower shall promptly notify the Lender in writing signed by the Borrower of the details thereof and grant to the Lender in such writing a security interest therein and in the proceeds thereof, all upon the terms of this Agreement, in each case in form and substance reasonably satisfactory to the Lender, and shall execute any amendments hereto deemed reasonably necessary by the Lender to perfect its security interest in such Commercial Tort Claim.
6.10
Electronic Chattel Paper and Transferable Records. If the Borrower at any time holds or acquires an interest in any electronic chattel paper or any “transferable record”, as that term is defined in Section 201 of the federal Electronic Signatures in Global and National Commerce Act, or in Section 16 of the Uniform Electronic Transactions Act as in effect in any relevant jurisdiction with a value in excess of $100,000.00, the Borrower shall promptly notify the Lender thereof and, at the request of the Lender, shall take such action as the Lender may reasonably request to vest in the Lender control under Section 9-105 of the UCC of such electronic chattel paper or control under Section 201 of the federal Electronic Signatures in Global and National Commerce Act or, as the case may be, Section 16 of the Uniform Electronic Transactions Act, as so in effect in such jurisdiction, of such transferable record. The Lender agrees with the Borrower that the Lender will arrange, pursuant to procedures satisfactory to the Lender and so long as such procedures will not result in the Lender’s loss of control, for the Borrower to make alterations to the electronic chattel paper or transferable record permitted under Section 9-105 of the UCC or, as the case may be, Section 201 of the federal Electronic Signatures in Global and National Commerce Act or Section 16 of the Uniform Electronic Transactions Act for a party in control to make without loss of control.
Section 7.
REPRESENTATIONS AND WARRANTIES.

[****]=[CONFIDENTIAL PORTION HAS BEEN OMMITTED BECAUSE (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF DISCLOSED.

To induce the Lender to make the Loans, the Borrower makes the following representations and warranties to the Lender, each of which shall survive the execution and delivery of this Agreement:

7.1
Borrower Organization and Name. The Borrower is duly organized, existing and in good standing under the laws of the state of reflected in its Organizational Documents, with power to conduct its business as presently conducted. The Borrower is duly licensed or qualified in all foreign jurisdictions wherein the nature of its activities require such qualification or licensing, except for such jurisdictions where the failure to so qualify would not have a Material Adverse Effect. The exact legal name of the Borrower is as set forth in the first paragraph of this Agreement, and the Borrower currently does not conduct, nor has it during the last five (5) years conducted, business under any other name or trade name.
7.2
Authorization. The Borrower has the requisite power and authority to enter into this Agreement, to request the borrowings and execute and deliver the Loan Documents as provided herein and to perform all of its duties and obligations under this Agreement and the other Loan Documents to which it is a party. The execution and delivery of this Agreement and the other Loan Documents will not, nor will the observance or performance of any of the matters and things herein or therein set forth, violate or contravene any provision of law or of the Organizational Documents or Organizational Certificates of the Borrower. All necessary and appropriate action has been taken on the part of the Borrower to authorize the execution and delivery of this Agreement and the Loan Documents.
7.3
Validity and Binding Nature. This Agreement and the other Loan Documents to which the Borrower is a party are the legal, valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with their terms, subject to bankruptcy, insolvency and similar laws affecting the enforceability of creditors’ rights generally and to general principles of equity.
7.4
Consent; Absence of Breach. To the Borrower’s knowledge, the execution, delivery and performance of this Agreement, the other Loan Documents to which it is a party and any other documents or instruments to be executed and delivered by the Borrower in connection with the Loans, and the borrowings by the Borrower hereunder, do not and will not (a) require any consent, approval, authorization of, or filings with, notice to or other act by or in respect of, any governmental authority or any other Person (other than any consent or approval which has been obtained and is in full force and effect); (b) conflict with (i) any provision of law or any applicable regulation, order, writ, injunction or decree of any court or governmental authority, (ii) the Organizational Documents of the Borrower, or (iii) any material agreement, indenture, instrument or other document, or any judgment, order or decree, which is binding upon the Borrower or any of their properties or assets; or (c) require, or result in, the creation or imposition of any Lien on any asset of Borrower, other than Liens in favor of the Lender created pursuant to this Agreement (in the case of the preceding clauses (a), (b)(i), (b)(iii) and (c), other than in each case that would not reasonably be expected to have a Material Adverse Effect).
7.5
Ownership of Properties; Liens. The Borrower is the sole owner all of its properties and assets, real and personal, tangible and intangible, of any nature whatsoever (including patents, trademarks, trade names, service marks and copyrights), free and clear of all Liens, charges and claims (including infringement claims with respect to patents, trademarks, service marks, copyrights and the like), other than Permitted Liens.
7.6
Equity Ownership. All issued and outstanding Capital Securities of the Borrower and each of its Subsidiaries are duly authorized and validly issued, fully paid, non-assessable, and free and clear of all Liens other than those in favor of the Lender, if any, and such securities were issued in compliance with all applicable state and federal laws concerning the issuance of securities. As of the date hereof, there are no pre-emptive or other outstanding rights, options, warrants, conversion rights or other similar agreements

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or understandings for the purchase or acquisition of any Capital Securities of the Borrower and each of its Subsidiaries.
7.7
Intellectual Property. The Borrower owns and possesses or has a license or other right to use all Intellectual Property, as are necessary for the conduct of the businesses of the Borrower, without any infringement upon rights of others which would reasonably be expected to have a Material Adverse Effect upon the Borrower, and no material claim has been asserted and is pending by any Person challenging or questioning the use of any Intellectual Property or the validity or effectiveness of any Intellectual Property nor does the Borrower know of any valid basis for any such claim.
7.8
Financial Statements. All financial statements submitted to the Lender by the Parent Borrower have been prepared in accordance with GAAP, on a consolidated basis, except as otherwise noted therein, consistent with the previous fiscal year and present fairly the financial condition of the Parent Borrower and the results of the operations for the Parent Borrower as of such date and for the periods indicated. Since the date of the most recent financial statement submitted by the Parent Borrower to the Lender, there has been no change in the financial condition or in the assets or liabilities of the Parent Borrower having a Material Adverse Effect on the Parent Borrower on a consolidated basis.
7.9
Litigation and Contingent Liabilities. There is no litigation, arbitration proceeding, demand, charge, claim, petition or governmental investigation or proceeding pending, or to the knowledge of the Borrower, threatened in writing, against the Borrower, which, if adversely determined, which would reasonably be expected to have a Material Adverse Effect upon the Borrower, except as set forth in Schedule 7.9.
7.10
Other than any liability incident to such litigation or proceedings, the Borrower has no material guarantee obligations, contingent liabilities, liabilities for taxes, or any long-term leases or unusual forward or long-term commitments, including any interest rate or foreign currency swap or exchange transaction or other obligation in respect of derivatives, that are not reflected or reserved for (in each case, to the extent required by GAAP) in the most recent audited financial statements delivered pursuant to subsection 8.8(a) or fully-reflected or fully reserved for in the most recent quarterly financial statements delivered pursuant to subsection 8.8(b) and not permitted by Section 9.1.
7.11
Event of Default. Excepting the Specific Default, no Event of Default or Unmatured Event of Default exists or would result from the incurrence by the Borrower of any of the Obligations hereunder or under any other Loan Document, and the Borrower is not in material default under any other material contract or agreement for Debt to which it is a party, the effect of which would have a Material Adverse Effect upon the Borrower.
7.12
Accounts and Inventory. Each Account or item of Inventory which Borrower requests Lender to classify as an Eligible Account, Eligible Foreign Account or as Eligible Inventory, as of the time when such request is made, conforms in all respects to the requirements of such classification as set forth in the respective definitions of “Eligible Account,” “Eligible Foreign Account” and “Eligible Inventory.”
7.13
Environmental Laws and Hazardous Substances. The Borrower has not generated, used, stored, treated, transported, manufactured, handled, produced or disposed of any Hazardous Substances, on the premises of the Borrower in any manner which at any time materially violates any Environmental Law or any license, permit, certificate, approval or similar authorization required thereunder. The Borrower complies in all material respects with all Environmental Laws and all licenses, permits certificates, approvals and similar authorizations required thereunder. Within the last two (2) years, Borrower has not received any written investigation, proceeding, complaint, order, claim, citation or notice by any governmental authority or any other Person, nor is any pending or, to the Borrower’s knowledge, threatened in writing, and the Borrower shall promptly notify the Lender after receiving written notice of any such

[****]=[CONFIDENTIAL PORTION HAS BEEN OMMITTED BECAUSE (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF DISCLOSED.

investigation, proceeding, complaint, order, claim, citation or notice, and shall take reasonably prompt and appropriate actions to respond thereto, with respect to any material non-compliance with, or violation of, the requirements of any Environmental Law by the Borrower. The Borrower has no material liability, contingent or otherwise, in connection with a release, spill or discharge of any Hazardous Substances or the generation, use, storage, treatment, transportation, manufacture, handling, production or disposal of any Hazardous Substances. The Borrower further agrees to allow the Lender or its agent access to the properties of the Borrower, upon reasonable prior notice from the Lender, to confirm material compliance with all Environmental Laws, and the Borrower shall, following determination by the Lender that there is material non-compliance with any Environmental Law, at the Borrower’s sole expense, cause an independent environmental engineer reasonably acceptable to the Lender to conduct such tests of the relevant site as are appropriate, and prepare and deliver a report setting forth the result of such tests, and, if required by Environmental Laws, a proposed plan for remediation and an estimate of the costs thereof.
7.14
Solvency, etc. As of the date hereof, and immediately prior to and immediately after giving effect to the issuance of each Letter of Credit and each Loan hereunder and the use of the proceeds thereof, (a) the fair value of the Parent Borrower’s assets is greater than the amount of its liabilities (including disputed, contingent and unliquidated liabilities) as such value is established and liabilities evaluated as required under the Section 548 of the Bankruptcy Code, (b) the present fair saleable value of the Parent Borrower’s assets is not less than the amount that will be required to pay the probable liability on its debts as they become absolute and matured, (c) the Parent Borrower (on a consolidated basis with its Subsidiaries) is able to realize upon its assets and pay its debts and other liabilities (including disputed, contingent and unliquidated liabilities) as they mature in the normal course of business, (d) the Parent Borrower (on a consolidated basis with its Subsidiaries) does not intend to, and does not believe that it will, incur debts or liabilities beyond its ability to pay as such debts and liabilities mature, and (e) the Parent Borrower is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which its property would constitute unreasonably small capital.
7.15
ERISA Obligations. All Employee Plans of the Borrower meet the minimum funding standards of Section 302 of ERISA and 412 of the Code where applicable, and each such Employee Plan that is intended to be qualified within the meaning of Section 401 of the Code is qualified. No withdrawal liability has been incurred under any such Employee Plans and no “Reportable Event” or “Prohibited Transaction” (as such terms are defined in ERISA), has occurred with respect to any such Employee Plans and Borrower’s participation in such Employee Plans, as applicable, unless approved by the appropriate governmental agencies. The Borrower has promptly paid and discharged all obligations and liabilities of the Borrower arising under the Employee Retirement Income Security Act of 1974 (“ERISA”) of a character which if unpaid or unperformed might result in the imposition of a Lien against any of its properties or assets.
7.16
Labor Relations. Except as could not reasonably be expected to have a Material Adverse Effect, (i) there are no strikes, lockouts or other labor disputes against the Borrower or, to the best knowledge of the Borrower, threatened, (ii) hours worked by and payment made to employees of the Borrower have not been in violation of the Fair Labor Standards Act or any other applicable law, (iii) no unfair labor practice complaint is pending against the Borrower or, to the best knowledge of the Borrower, threatened before any governmental authority and (iv) Borrower has been in compliance with all applicable laws regarding employment and employment practices (including but not limited to laws regarding terms and conditions of employment, discrimination, harassment, retaliation, equal opportunity, immigration, benefits, payment of employment, social security and similar Taxes, occupational safety and health, plant closings and wages and hours, unemployment insurance and termination of employment).
7.17
Security Interest. This Agreement creates a valid security interest in favor of the Lender in the Collateral and, when properly perfected by filing in the appropriate jurisdictions, or by possession or

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Control of such Collateral by the Lender or delivery of such Collateral to the Lender, shall constitute a valid, perfected, first-priority security interest (subject to Permitted Liens) in such Collateral.
7.18
Lending Relationship. The relationship hereby created between each Borrower (on the one hand) and the Lender (on the other) is and has been conducted on an open and arm’s length basis in which no fiduciary relationship exists, and the Borrower has not relied and is not relying on any such fiduciary relationship in executing this Agreement and in borrowing the Loans. The Lender represents that it will receive any Note payable to its order as evidence of a bank loan.
7.19
Business Loan. The Loans, including interest rate, fees and charges as contemplated hereby, are business loans.
7.20
Taxes. The Borrower has timely filed all income and other material tax returns and reports required by law to have been filed by it and has paid all income and other material Taxes due and payable with respect to such returns, except any such Taxes which are not yet due and payable or are being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books or the contesting of which does not create a Lien on the Collateral which is not a Permitted Lien. There is no controversy, audit or examination by a governmental authority in progress, or to the knowledge of the Borrower, threatened in writing in respect of any tax returns of the Borrower. The Borrower has made adequate reserves on its books and records in accordance with GAAP for all Material Taxes that have accrued but which are not yet due and payable.
7.21
Compliance with Regulation U. No portion of the proceeds of the Loans shall be used by the Borrower, or any Affiliate of the Borrower, either directly or indirectly, for the purpose of purchasing or carrying any margin stock, within the meaning of Regulation U as adopted by the Board of Governors of the Federal Reserve System or any successor thereto.
7.22
Governmental Regulation. The Borrower is not, and after giving effect to any loan, will not be, subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the ICC Termination Act of 1995 or the Investment Company Act of 1940 or to any federal or state statute or regulation limiting its ability to incur indebtedness for borrowed money.
7.23
Bank Accounts. Except those listed on Schedule 7.22 attached hereto, and subject to Section 8.19, all Deposit Accounts and operating bank accounts of the Borrower are located at the Lender.
7.24
Place of Business. The principal place of business and books and records of the Borrower is set forth in the preamble to this Agreement, and the location of all Collateral, if other than at such principal place of business, is as set forth on Schedule 7.23 attached hereto and made a part hereof, and the Borrower shall promptly notify the Lender of any change in such locations. The Borrower will not remove or permit assets constituting the Collateral with a value in excess of $750,000.00 to be removed from such locations without the prior written notice to the Lender, except for Inventory sold in the usual and ordinary course of the Borrower’s business.
7.25
Complete Information. This Agreement and all financial statements, schedules, certificates, confirmations, agreements, contracts, and other materials and information heretofore or contemporaneously herewith furnished in writing by the Borrower to the Lender for purposes of, or in connection with, this Agreement and the transactions contemplated hereby is, and all written information hereafter furnished by or on behalf of the Borrower to the Lender pursuant hereto or in connection herewith will be, taken as a whole and after giving supplements thereto, true and accurate in all material respects on the date as of which such information is dated or certified, and none of such information, taken as a whole and after giving supplements thereto, omits to state any material fact known to the Borrower necessary to make such information not misleading in light of the circumstances under which made (it being recognized

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by the Lender that any projections and forecasts provided by the Borrower are based on good faith estimates and assumptions believed by the Borrower to be reasonable as of the date of the applicable projections or assumptions and that actual results during the period or periods covered by any such projections and forecasts may differ from projected or forecasted results and such difference may be material).
7.26
Subordinated Debt. The subordination provisions of the Subordinated Debt are enforceable against the holders of the Subordinated Debt by the Lender. The Obligations constitute Senior Debt entitled to the benefits of the subordination provisions contained in the Subordinated Debt (if any).
Section 8.
AFFIRMATIVE COVENANTS. During the term of this Agreement:
8.1
Compliance with Bank Regulatory Requirements; Increased Costs. If the Lender shall reasonably determine that any Regulatory Change, or compliance by the Lender or any Person controlling the Lender with any request or directive (whether or not having the force of law) of any governmental authority, central bank or comparable agency has or would have the effect of reducing the rate of return on the Lender’s or such controlling Person’s capital as a consequence of the Lender’s obligations hereunder or under any Letter of Credit to a level below that which the Lender or such controlling Person could have achieved but for such Regulatory Change or compliance (taking into consideration the Lender’s or such controlling Person’s policies with respect to capital adequacy) by an amount deemed by the Lender or such controlling Person to be material or would otherwise reduce the amount of any sum received or receivable by the Lender under this Agreement or under any Note with respect thereto, then from time to time, upon written demand by the Lender (which demand shall be accompanied by a statement setting forth the basis for such demand and a calculation of the amount thereof in reasonable detail), the Borrower shall pay directly to the Lender or such controlling Person such additional amount as will compensate the Lender for such increased cost or such reduction, so long as such amounts have accrued on or after the day which is one hundred eighty days (180) days prior to the date on which the Lender first made demand therefor.
8.2
Borrower Existence. The Borrower shall at all times preserve and maintain its (a) its existence and good standing in the jurisdiction of its organization, and (b) its qualification to do business and good standing in each jurisdiction where the nature of its business makes such qualification necessary (other than such jurisdictions in which the failure to be qualified or in good standing could not reasonably be expected to have a Material Adverse Effect), and shall at all times continue as a going concern in the business which the Borrower is presently conducting or such other business reasonably related or ancillary thereto.
8.3
Compliance With Laws. The Borrower shall use the proceeds of the Loans for working capital and other general corporate or business purposes (including to facilitate the acquisition of Entrepix, Inc. by the Parent Borrower) not in contravention of any requirements of law and not in violation of this Agreement, and shall comply in all respects, including the conduct of its business and operations and the use of its properties and assets, with all applicable laws, rules, regulations, decrees, orders, judgments, licenses and permits, except where failure to comply would not reasonably be expected to have a Material Adverse Effect. In addition, and without limiting the foregoing sentence, the Borrower shall (a) ensure, and cause each Subsidiary to ensure, that no person who owns a controlling interest in or otherwise controls the Borrower or any Subsidiary is or shall be listed on the Specially Designated Nationals and Blocked Person List or other similar lists maintained by the Office of Foreign Assets Control (“OFAC”), the Department of the Treasury or included in any Executive Orders, (b) not use or permit the use of the proceeds of the Loans to violate any of the foreign asset control regulations of OFAC or any enabling statute or Executive Order relating thereto, and (c) comply, and cause each Subsidiary to comply, with all applicable Bank Secrecy Act (“BSA”) laws and regulations, as amended.

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8.4
Payment of Taxes and Liabilities. The Borrower shall pay and discharge, prior to delinquency and before penalties accrue thereon, all property and other taxes, and all governmental charges or levies against it or any of the Collateral, as well as claims of any kind which, if unpaid, could become a Lien on any of the Collateral; provided that the foregoing shall not require the Borrower to pay any such tax or charge so long as it shall contest the validity thereof in good faith by appropriate proceedings and shall set aside on its books adequate reserves with respect thereto in accordance with GAAP and, in the case of a claim which would become a Lien on any of the Collateral, such contest proceedings stay the foreclosure of such Lien or the sale of any portion of the Collateral to satisfy such claim.
8.5
Maintain Property. The Borrower shall at all times maintain, preserve and keep its plant, properties and Equipment constituting Collateral, in good repair, working order and condition, normal wear and tear excepted.
8.6
Maintain Insurance. The Borrower shall at all times maintain with insurance companies reasonably acceptable to the Lender, such insurance coverage as may be required by any law or governmental regulation or court decree or order applicable to it and such other insurance, to such extent and against such hazards and liabilities, including employers’, public and professional liability risks, as is customarily maintained by companies similarly situated, and shall have insured amounts no less than, and deductibles no higher than, are customary and reasonable. The Borrower shall furnish to the Lender a certificate setting forth in reasonable detail the nature and extent of all insurance maintained by the Borrower, which shall be reasonably acceptable to the Lender. The Borrower shall cause each issuer of an insurance policy to provide the Lender with an endorsement (i) showing the Lender as lender loss payee with respect to each policy of property or casualty insurance; and (ii) providing that ten (10) days’ notice will be given to the Lender prior to any cancellation of, material reduction or change in coverage provided by or other material modification to such policy. The Borrower shall execute and deliver to the Lender a collateral assignment, in form and substance satisfactory to the Lender, of each business interruption insurance policy maintained by the Borrower.

In the event the Borrower either fails to provide the Lender with evidence of the insurance coverage required by this Section or at any time hereafter shall fail to obtain or maintain any of the policies of insurance required above, or to pay any premium in whole or in part relating thereto, then the Lender, without waiving or releasing any obligation or default by the Borrower hereunder, may at any time (but shall be under no obligation to so act), obtain and maintain such policies of insurance and pay such premiums and take any other action with respect thereto, which the Lender reasonably deems advisable. This insurance coverage (a) may, but need not, protect the Borrower’s interests in such property, including, but not limited to, the Collateral, and (b) may not pay any claim made by, or against, the Borrower in connection with such property, including, but not limited to, the Collateral. The Borrower may later cancel any such insurance purchased by the Lender, but only after providing the Lender with evidence that the Borrower has obtained the insurance coverage required by this Section. If the Lender purchases insurance for the Collateral, the Borrower will be responsible for the costs of that insurance, including interest and any other charges that may be imposed with the placement of the insurance, until the effective date of the cancellation or expiration of the insurance. The costs of the insurance may be added to the principal amount of the Loans owing hereunder. The costs of the insurance may be more than the cost of the insurance the Borrower may be able to obtain on its own.

8.7
ERISA Liabilities; Employee Plans. The Borrower shall (i) keep in full force and effect any and all Employee Plans which are presently in existence or may, from time to time, come into existence under ERISA, and not withdraw from any such Employee Plans, unless such withdrawal can be effected or such Employee Plans can be terminated without material liability to the Borrower; (ii) make required contributions to all of such Employee Plans in a timely manner in all material respects and in a sufficient amount to comply with the standards of ERISA; including the minimum funding standards of ERISA, as

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applicable; (iii) comply with all material requirements of ERISA which relate to such Employee Plans in all material respects; (iv) notify the Lender promptly upon receipt by the Borrower of any notice concerning the imposition of any withdrawal liability or of the institution of any proceeding or other action which may result in the termination of any such Employee Plans or the appointment of a trustee to administer such Employee Plans; (v) promptly advise the Lender of the occurrence of any “Reportable Event” or “Prohibited Transaction” (as such terms are defined in ERISA), with respect to any such Employee Plans that would reasonably be expected to result in material liability to the Borrower; and (vi) amend any Employee Plan that is intended to be qualified within the meaning of Section 401 of the Code to the extent necessary to keep the Employee Plan qualified, and to cause the Employee Plan to be administered and operated in a manner that does not cause the Employee Plan to lose its qualified status.
8.8
Financial Statements. The Parent Borrower shall at all times maintain a system of accounting in all respects in accordance with GAAP, and shall furnish to the Lender such information regarding the business affairs, operations and financial condition of the Parent Borrower, including, but not limited to:
(a)
promptly when available, and in any event, within one hundred twenty (120) days after the close of each of its fiscal years, a copy of the annual audited financial statements of the Parent Borrower, including consolidated balance sheet, statement of income and retained earnings, statement of cash flows for the fiscal year then ended prepared and certified without adverse reference to going concern value and without qualification (except for qualifications for a change in accounting principles with which such accountants concur and which shall have been disclosed in the notes to the financial statements or other than as a result of, or with respect to, an upcoming maturity date under this Agreement occurring within one year from the time such opinion is delivered or any potential inability to satisfy any financial maintenance covenant in this Agreement on a future date or in a future period) by Grant Thornton LLP or other independent auditor of recognized standing, selected by the Borrower and reasonably acceptable to the Lender;
(b)
promptly when available, and in any event, (i) within seventy (70) days following the end of each fiscal quarter, a copy of the consolidated financial statements of the Parent Borrower regarding such fiscal quarter, including balance sheet, statement of income and retained earnings, statement of cash flows for the fiscal quarter then ended prepared and certified as true and correct by the Borrower’s treasurer or chief financial officer; and
(c)
promptly when available, and in any event within fifteen (15) days of the end of each calendar month, Borrower shall deliver to Lender an executed Borrowing Base Certificate as of the last day of the immediately preceding month. Such Borrowing Base Certificate shall be in a form and with such specificity as is satisfactory to lender and shall contain such additional information concerning Accounts, Inventory and eligibility determination as may be requested by Lender including, if specifically requested by Lender, copies of all invoices prepared in connection with such Accounts. From and after the occurrence of an Event of Default (other than the Specific Default), Lender may require, and Borrower shall deliver, more frequent Borrowing Base Certificates as of such date Lender may specify. Each Borrowing Base Certificate will be certified as accurate in all material respects by each Borrower’s Chief Financial Officer.

Notwithstanding the foregoing, the obligations referred to in clauses (a) and (b) above may be satisfied with respect to financial information of the Parent Borrower by furnishing the Parent Borrower’s Form 10-K or 10-Q, as applicable, filed with the SEC (and the public filing of such report with the SEC shall constitute delivery under this Section 8.8)

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No change with respect to such accounting principles shall be made by the Borrower without giving prior notification to the Lender. The Borrower represents and warrants to the Lender that the financial statements delivered to the Lender at or prior to the execution and delivery of this Agreement and to be delivered at all times thereafter accurately reflect and will accurately reflect the financial condition of the Borrower.

8.9
[Reserved].
8.10
Accounts Payable, Accounts Receivable, WIP and Inventory Reports. The Borrower shall, contemporaneously with the furnishing of the Borrowing Base Certificate pursuant to Section 8.8(c), deliver to Lender, in digital form, (a) a report detailing accounts payable (including aging (on a 0-30,
30-60, 60-90 and over 90 day basis), (b) a report detailing accounts receivable and accounts receivable aging (on a 0-30, 30-60, 60-90 and over 90 day basis) including all account debtor name and contact information and invoice level detail, (c) a detailed work-in-process report and (d) a detailed inventory report, each such report to be as of the end of the preceding calendar month.
8.11
Covenant Compliance Certificate. The Borrower shall, contemporaneously with the furnishing of the financial statements pursuant to Section 8.8, deliver to the Lender a duly completed compliance certificate, dated the date of such financial statements and certified as true and correct by an appropriate officer of the Borrower, containing a computation of each of the financial covenants set forth in Section 10 and stating that the Borrower has not become aware of any Event of Default or Unmatured Event of Default that has occurred and is continuing or, if there is any such Event of Default or Unmatured Event of Default describing it and the steps, if any, being taken to cure it.
8.12
Field Audits; Appraisals.
(a)
On any Business Day during normal business hours, upon reasonable prior notice to the Borrower, the Borrower shall permit the Lender to inspect the Inventory, other tangible assets and/or other business operations of the Borrower, to perform appraisals of the Equipment of the Borrower, and to inspect, audit, check and make copies of, and extracts from, the books, records, computer data, computer programs, journals, orders, receipts, correspondence and other data relating to Inventory, Accounts and any other Collateral. All such inspections or audits by the Lender shall be at the Borrower’s sole expense, provided, however, that so long as no Event of Default or Unmatured Event of Default exists (other than the Specific Default so long as the Forbearance Period remains in effect), the Borrower shall not be required to reimburse the Lender for inspections or audits more frequently than once each fiscal year.
(b)
Without limiting the generality of the foregoing, Borrower shall permit a third-party appraiser selected by Lender in its sole discretion, to appraise the Inventory and Equipment of Borrower with such frequency and at such times as Lender may determine. All such appraisals shall be at the Borrower’s sole expense, provided, however, that so long as no Event of Default or Unmatured Event of Default exists (other than the Specific Default so long as the Forbearance Period remains in effect), the Borrower shall not be required to reimburse the Lender for such appraisals more frequently than twice each fiscal year. All such appraisals shall be conducted during normal business hours and at times and dates determined by Lender in consultation with the Borrower and with prior written notice to Borrower.
8.13
Other Reports. The Borrower shall, within such reasonable period of time as the Lender may reasonably specify, deliver to the Lender such other schedules and reports as the Lender may reasonably require.

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8.14
Intellectual Property. The Borrower shall maintain, preserve and renew all Intellectual Property necessary for the conduct of its business as and where the same is currently located as heretofore or as hereafter conducted by it.
8.15
Notice of Proceedings. The Borrower, promptly upon becoming aware, shall give written notice to the Lender of any litigation, arbitration or governmental investigation or proceeding not previously disclosed by the Borrower to the Lender which has been instituted or, to the knowledge of the Borrower, is threatened in writing against the Borrower or to which any of its respective properties is subject, in each case, which the Borrower determines in its reasonable discretion would reasonably be expected to have a Material Adverse Effect.
8.16
Notice of Event of Default or Material Adverse Effect. The Borrower shall, promptly after the commencement thereof, give notice to the Lender in writing of the occurrence of any Event of Default or any Unmatured Event of Default, or the occurrence of any condition or event having a Material Adverse Effect.
8.17
Environmental Matters. If any release or other disposal of Hazardous Substances shall occur or shall have occurred on any real property or any other assets of the Borrower in material violation of Environmental Law, the Borrower shall cause the prompt containment and removal of such Hazardous Substances and the remediation of such real property or other assets as necessary to comply with all Environmental Laws. Without limiting the generality of the foregoing, the Borrower shall comply with any Federal or state judicial or administrative order requiring the performance at any real property of the Borrower of activities in response to the release of a Hazardous Substance. To the extent that the transportation of Hazardous Substances is permitted by this Agreement, the Borrower shall dispose of such Hazardous Substances, or of any other wastes, only at licensed disposal facilities.
8.18
Further Assurances. The Borrower shall take such actions as are necessary and as the Lender may reasonably request from time to time to ensure that the Obligations under the Loan Documents are secured by substantially all of the assets of the Borrower (other than Excluded Collateral), in each case as the Lender may reasonably determine, including (a) the execution and delivery of security agreements, pledge agreements, mortgages, deeds of trust, financing statements and other documents, and the filing or recording of any of the foregoing, and (b) the delivery of certificated securities and other collateral with respect to which perfection is obtained by possession.
8.19
Banking Relationship. The Borrower covenants and agrees, at all times during the term of this Agreement, to utilize the Lender as its primary bank of account and depository for all financial services, including all receipts, disbursements, cash management and related service for its operations located in the United States. Notwithstanding the foregoing, Borrower shall have until (i) April 30, 2023 (or such later date as the Lender shall agree) to establish all necessary accounts with Lender to comply with the foregoing sentence and (ii) June 30, 2023 (or such later date as the Lender shall agree), to transition all of its existing accounts and deposits to Lender (other than as agreed to by the Lender from time to time).
8.20
Non-Utilization Fee. The Borrower agrees to pay to the Lender a non-utilization fee equal to 12.5 basis points of the total of (a) the Revolving Loan Commitment, minus (b) the sum of (i) the daily average of the aggregate principal amount of all Revolving Loans outstanding, plus (ii) the daily average of the aggregate amount of the Letter of Credit Obligations, which non- utilization fee shall be (A) calculated on the basis of a year consisting of 360 days, (B) paid for the actual number of days elapsed, and (C) payable quarterly in arrears on the last day of each March, June, September and December, commencing on March 31, 2023, and on the Revolving Loan Maturity Date.
8.21
Post Closing Obligations. Notwithstanding anything herein to the contrary, the Borrower shall:

[****]=[CONFIDENTIAL PORTION HAS BEEN OMMITTED BECAUSE (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF DISCLOSED.

(a)
within ninety (90) days of the Closing Date (or such longer period as the Lender may agree), use its commercially reasonable efforts to terminate the (i) UCC-1 Financing Statement, filed with the Delaware Secretary of State on July 5, 2019 with the Filing Number 20194652439, in favor of Dana Limited and (ii) UCC-1 Financing Statement, filed with the Delaware Secretary of State on November 6, 2019 with the Filing Number 20197836328, in favor of Dana Limited; and
(b)
within ten (10) Business Days of the Closing Date (or such longer period as the Lender may agree), deliver to the Lender all physically certificated equity interests held by the Borrower with accompanying stock powers which are required to be delivered pursuant to the terms and conditions of the Loan Documents.
Section 9.
NEGATIVE COVENANTS.
9.1
Debt. The Borrower shall not, either directly or indirectly, create, assume, incur or have outstanding any Debt (including purchase money indebtedness), or become liable, whether as endorser, guarantor, surety or otherwise, for any debt or obligation of any other Person, except:
(a)
the Obligations under this Agreement and the other Loan Documents;
(b)
obligations of the Borrower for Taxes, assessments, municipal or other governmental charges;
(c)
obligations of the Borrower for accounts payable, other than for money borrowed, incurred in the ordinary course of business;
(d)
Bank Product Obligations under a Hedging Agreement incurred in favor of the Lender or an Affiliate thereof for bona fide hedging purposes and not for speculation;
(e)
Debt described on Schedule 9.1 and any extension, renewal or refinancing thereof so long as the principal amount thereof is not increased;
(f)
Debt of the Borrower evidenced by Capitalized Lease Obligations and purchase money Debt [(including obligations in respect of mortgages, industrial revenue bonds, industrial development bonds and similar financings) in connection with the acquisition, construction, installation, repair, replacement or improvement of fixed or capital assets; provided that in no event shall the aggregate principal amount of all such Debt incurred or assumed in each case after the date hereof pursuant to this clause (g) exceed $1,000,000.00 (measured at the time of incurrence) at any one time outstanding;
(g)
intercompany loans;
(h)
Debt incurred by the Borrower arising from agreements providing for indemnification or from guaranties or letters of credit, surety bonds or performance bonds securing the performance of the Borrower pursuant to such agreements, in connection with Dispositions of any business or assets permitted by this Agreement;
(i)
Debt of the Borrower which may be deemed to exist pursuant to any guaranties not in respect of borrowed money, performance, surety, statutory or appeal bonds or similar obligations incurred in the ordinary course of business;
(j)
Debt of the Borrower in respect of cash management agreements, netting services, overdraft protections and otherwise in connection with deposit accounts; or

[****]=[CONFIDENTIAL PORTION HAS BEEN OMMITTED BECAUSE (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF DISCLOSED.

(k)
Debt of the Borrower consisting of insurance premium financing in the ordinary course of business.
9.2
Encumbrances. The Borrower shall not, either directly or indirectly, create, assume, incur or suffer or permit to exist any Lien or charge of any kind or character upon any asset of the Borrower, whether owned at the date hereof or hereafter acquired, except for Permitted Liens.
9.3
[Reserved]
9.4
Acquisitions, Merger or Sales. Following the date hereof, the Borrower shall not, whether in one transaction or a series of related transactions, be a party to any merger or consolidation, or purchase or otherwise acquire all or substantially all of the assets or any Capital Securities of any class of, or any partnership or joint venture interest in, any other Person without the prior written consent of Lender. Further, the Borrower shall not, whether in one transaction or a series of related transactions, be a party to any merger or consolidation, or sell all or substantially all of its assets or any Capital Securities of any class to any other Person without the prior written consent of Lender. Notwithstanding anything herein to the contrary, if any Excluded Subsidiary is permitted to be formed or acquired after the Closing Date, such Excluded Subsidiary shall not become a Borrower or guarantor of this Agreement, and no Capital Securities of such Excluded Subsidiary shall be pledged pursuant to any pledge agreement.
9.5
[Reserved.]
9.6
Distributions. If an Event of Default has occurred and is continuing, the Parent Borrower shall not, (a) make any distribution or dividend (other than stock dividends or distributions or dividends to any other Borrower or Affiliate for the purposes of payment of any Tax determined on a combined, consolidated, unitary, affiliated or other group basis for any such group that includes the Borrower), whether in cash or otherwise, to any of its equityholders, (b) purchase or redeem any of its Capital Securities or any warrants, options or other rights in respect thereof (other than distributions or dividends to allow for the repurchase, acquisition or retirement for value of Capital Securities of Parent Borrower (or of any parent entity thereof) or any of its Subsidiaries, as applicable, held by any employee or director or former employee or director of the Parent Borrower or its Subsidiaries, as applicable, including pursuant to any employee or director equity plan, employee or director stock option or profits interest plan or any other employee or director benefit plan or any agreement (including any separation, stock subscription or shareholder agreement) in aggregate amount not to exceed $100,000.00 per fiscal year), (c) pay any management fees or similar fees to any of its equityholders or any Affiliate thereof, or (d) pay or prepay interest on, principal of, premium, if any, redemption, conversion, exchange, purchase, retirement, defeasance, sinking fund or any other payment in respect of any Subordinated Debt.
9.7
Transactions with Affiliates. The Borrower shall not, directly or indirectly, enter into or permit to exist any transaction with any of its Affiliates or with any director, officer or employee of the Borrower other than (i) transactions between or among Borrowers, (ii) transactions in the ordinary course of, and pursuant to the reasonable requirements of, the business of the Borrower and upon fair and reasonable terms which are no less favorable to the Borrower than would be obtained in a comparable arm’s length transaction with a Person that is not an Affiliate of the Borrower, (iii) transactions permitted by Section 9.6, and (iv) transactions pursuant to the Receivables Employment Agreement.
9.8
Unconditional Purchase Obligations. The Borrower shall not enter into or be a party to any contract for the purchase of materials, supplies or other property or services if such contract requires that payment be made by it regardless of whether delivery is ever made of such materials, supplies or other property or services.

[****]=[CONFIDENTIAL PORTION HAS BEEN OMMITTED BECAUSE (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF DISCLOSED.

9.9
Cancellation of Debt. The Borrower shall not cancel any material claim or debt owing to it, except for reasonable consideration or in the ordinary course of business.
9.10
Inconsistent Agreements. The Borrower shall not enter into any agreement containing any provision which would (a) be violated or breached by any borrowing by the Borrower hereunder or by the performance by the Borrower or any Subsidiary of any of its Obligations hereunder or under any other Loan Document, (b) prohibit the Borrower or any Subsidiary from granting to the Lender a Lien on any of its assets or (c) create or permit to exist or become effective any encumbrance or restriction on the ability of any Subsidiary to (i) pay dividends or make other distributions to the Borrower or any other Subsidiary, or pay any Debt owed to the Borrower or any other Subsidiary, (ii) make loans or advances to the Borrower or any other Subsidiary, or (iii) transfer any of its assets or properties to the Borrower or any other Subsidiary, other than, in each case, (A) customary restrictions and conditions contained in agreements relating to the sale of all or a substantial part of the assets of any Subsidiary pending such sale, provided that such restrictions and conditions apply only to the Subsidiary to be sold and such sale is permitted hereunder, (B) restrictions or conditions imposed by any agreement relating to purchase money Debt, Capital Leases and other secured Debt permitted by this Agreement if such restrictions or conditions apply only to the property or assets securing such Debt, and (C) customary provisions in leases and other contracts restricting the assignment thereof.
9.11
Use of Proceeds. Neither the Borrower nor any of its Subsidiaries or Affiliates shall use any portion of the proceeds of the Loans, either directly or indirectly, for the purpose of purchasing any securities (other than, to the extent constituting securities, the Capital Securities of Entrepix, Inc.) or transactions permitted by Section 9.6.
9.12
Bank Accounts. The Borrower shall not establish any new Deposit Accounts or other bank accounts, other than Deposit Accounts or other bank accounts established at or with the Lender without the prior written consent of the Lender.
9.13
Business Activities; Change of Legal Status and Organizational Documents. The Borrower shall not (a) without the consent of the Lender, engage in any line of business other than the businesses engaged in on the date hereof and businesses reasonably related or ancillary thereto, including, without limitation, software licensing and contract manufacturing, (b) without notice to the Lender, change its name, its Organizational Identification Number, if it has one, its type of organization, its jurisdiction of organization or other legal structure, or (c) without the consent of the Lender, permit its charter, bylaws or other organizational documents to be amended or modified in any way which would reasonably be expected to materially adversely affect the interests of the Lender.
Section 10.
FINANCIAL COVENANTS.
10.1
Minimum EBITDA. Borrower shall maintain, on a consolidated basis, EBITDA of not less than (a) $[****] for the three-month period ending December 31, 2023, (b) [****] for the six-month period ending March 31, 2024, (c) $[****] for the nine-month period ending June 30, 2024, and (d) $[****] for the twelve-month period ending September 30, 2024.
10.2
Fixed Charge Coverage. As of the end of each of such Borrower’s fiscal year, commencing for the fiscal year ending September 30, 2024, the Borrower shall maintain a ratio of (a) the total for such fiscal year of EBITDAR minus the sum of all (i) income taxes paid in cash plus cash dividends/distributions plus maintenance Capital Expenditures plus management fees paid in cash, to (b) the sum for such fiscal quarter of (i) Interest Charges plus (ii) required payments of principal on Debt (including the Term Loan, but excluding the Revolving Loans) plus (iii) operating lease/rent expense, of not less than 1.30 to 1.00 based on a trailing 4 quarter basis.

[****]=[CONFIDENTIAL PORTION HAS BEEN OMMITTED BECAUSE (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF DISCLOSED.

10.3
Working Capital. As of the end of each of its fiscal quarters, beginning March 31, 2023, the Borrower shall maintain, on a consolidated working capital of current assets (excluding related party receivables and prepaid expenses) minus current liabilities of at least $35,000,000.00.
Section 11.
EVENTS OF DEFAULT.

The Borrower, without notice or demand of any kind (except as specified below), shall be in default under this Agreement upon the occurrence of any of the following events (each an “Event of Default”).

11.1
Nonpayment of Obligations. Any amount due and owing on any Note or any of the Obligations, whether by its terms or as otherwise provided herein, is not paid within five (5) Business Days of when due.
11.2
Misrepresentation. Any written warranty, representation, certificate or statement of the Borrower in this Agreement, or the other Loan Documents shall be false in any material respect when made, or if any financial data or any other information now or hereafter furnished to the Lender by or on behalf of the Borrower pursuant to the Loan Documents shall prove to be false, inaccurate or misleading in any material respect.
11.3
Nonperformance. Any failure to perform or default in the performance of any covenant, condition or agreement contained in this Agreement or any other Loan Document and, if capable of being cured, such failure to perform or default in performance continues for a period of thirty (30) days after the Borrower receives notice or knowledge from any source of such failure to perform or default in performance.
11.4
Default under Loan Documents. A default under any of the other Loan Documents, all of which covenants, conditions and agreements contained therein are hereby incorporated in this Agreement by express reference, shall be and constitute an Event of Default under this Agreement and any other of the Obligations and, if capable of being cured, such failure to perform or default in performance continues for a period of thirty (30) days after the Borrower receives notice or knowledge from any source of such failure to perform or default in performance.
11.5
Default under Other Debt. Any default by the Borrower in the payment of any Debt (other than the Loans) beyond any period of grace provided with respect thereto or in the performance of any other term, condition or covenant contained in any agreement (including, but not limited to any capital or operating lease or any agreement in connection with the deferred purchase price of property) under which any such obligation is created, the effect of which would reasonably be expected to have a Material Adverse Effect upon the Borrower.
11.6
Other Material Obligations. Any default in the payment when due, or in the performance or observance of, any material obligation of, or condition agreed to by, any Obligor with respect to any material purchase or lease of goods or services where such default, singly or in the aggregate with all other such defaults, which would reasonably be expected to have a Material Adverse Effect.
11.7
Bankruptcy, Insolvency, etc. The Borrower becomes insolvent or admits in writing its inability or refusal to pay Debts as they become due; or the Borrower applies for, consents to, or acquiesces in the appointment of a trustee, receiver or other custodian for the Borrower or any property thereof, or makes a general assignment for the benefit of creditors; or, in the absence of such application, consent or acquiescence, a trustee, receiver or other custodian is appointed for the Borrower or for a substantial part of the property of any thereof and is not discharged within sixty (60) days; or any bankruptcy, reorganization, debt arrangement, or other case or proceeding under any bankruptcy or insolvency law, or any dissolution or liquidation proceeding, is commenced in respect of the Borrower, and if such case or

[****]=[CONFIDENTIAL PORTION HAS BEEN OMMITTED BECAUSE (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF DISCLOSED.

proceeding is not commenced by the Borrower, it is consented to or acquiesced in by the Borrower, or remains undismissed for sixty (60) days; or the Borrower takes any action to authorize, or in furtherance of, any of the foregoing.
11.8
Judgments. The entry of any final judgment, decree, levy, attachment, garnishment or other process, or the filing of any Lien against the Borrower in connection with the foregoing which is not covered by insurance and which judgment or other process would have a Material Adverse Effect on the Borrower.
11.9
Collateral Impairment. The entry of any judgment, decree, levy, attachment, garnishment or other process, or the filing of any Lien against, any of the Collateral in each case involving an amount in excess of $750,000.00 (to the extent not covered by insurance) and such judgment or other process shall not have been, within sixty (60) days from the entry thereof, (i) bonded over to the reasonable satisfaction of the Lender and appealed, (ii) vacated, or (iii) discharged, or the loss, theft, destruction, seizure or forfeiture, or the occurrence of any material deterioration or impairment of any material portion of the Collateral, or any material decline or depreciation in the value or market price thereof (whether actual or reasonably anticipated), which causes such Collateral, in the sole opinion of the Lender acting in good faith, to become unsatisfactory as to value or character, such that it causes the Lender to reasonably believe that it is insecure and that the likelihood for repayment of the Obligations is or will soon be impaired, time being of the essence. The cause of such deterioration, impairment, decline or depreciation shall include, but is not limited to, the failure by the Borrower to use commercially reasonable efforts to take any action deemed reasonably necessary by the Lender to preserve and maintain the value and collectability of the Collateral and requested by Lender to Borrower in writing.
11.10
Material Adverse Effect. The occurrence of any development, condition or event which has a Material Adverse Effect on the Borrower.
11.11
[Reserved].
11.12
Subordinated Debt. The subordination provisions of any Subordinated Debt shall for any reason be revoked or invalid or otherwise cease to be in full force and effect. The Borrower shall contest in any manner, or any other holder thereof shall contest in any judicial proceeding, the validity or enforceability of the Subordinated Debt or deny that it has any further liability or obligation thereunder, or the Obligations shall for any reason not have the priority contemplated by the subordination provisions of the Subordinated Debt.
Section 12.
REMEDIES.

Upon the occurrence and during the continuance of an Event of Default, the Lender shall have all rights, powers and remedies set forth in the Loan Documents as a secured party under the UCC or as otherwise provided at law or in equity. Without limiting the generality of the foregoing, the Lender may, at its option upon the occurrence of an Event of Default, declare its commitments to the Borrower to be terminated and all Obligations to be immediately due and payable, provided, however, that upon the occurrence of an Event of Default under Section 11.7, all commitments of the Lender to the Borrower shall immediately terminate and all Obligations shall be automatically due and payable, all without demand, notice or further action of any kind required on the part of the Lender. The Borrower hereby waives any and all presentment, demand, notice of dishonor, protest, and all other notices and demands in connection with the enforcement of Lender’s rights under the Loan Documents, and hereby consents to, and waives notice of release, with or without consideration, of any Borrower or of any Collateral, notwithstanding

[****]=[CONFIDENTIAL PORTION HAS BEEN OMMITTED BECAUSE (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF DISCLOSED.

anything contained herein or in the Loan Documents to the contrary. In addition to the foregoing, upon the occurrence and during the continuance of an Event of Default:

12.1
Possession and Assembly of Collateral. The Lender may, without notice, demand or legal process of any kind, take possession of any or all of the Collateral (in addition to Collateral of which the Lender already has possession), wherever it may be found, and for that purpose may pursue the same wherever it may be found, and may at any time enter into any of the Borrower’s premises where any of the Collateral may be or is supposed to be, and search for, take possession of, remove, keep and store any of the Collateral until the same shall be sold or otherwise disposed of and the Lender shall have the right to store and conduct a sale of the same in any of the Borrower’s premises without cost to the Lender. At the Lender’s request, the Borrower will, at the Borrower’s sole expense, assemble the Collateral and make it available to the Lender at a place or places to be designated by the Lender which is reasonably convenient to the Lender and the Borrower.
12.2
Sale of Collateral. The Lender may sell any or all of the Collateral at public or private sale, upon such terms and conditions as the Lender may deem proper, and the Lender may purchase any or all of the Collateral at any such sale. The Borrower acknowledges that the Lender may be unable to effect a public sale of all or any portion of the Collateral because of certain legal and/or practical restrictions and provisions which may be applicable to the Collateral and, therefore, may be compelled to resort to one or more private sales to a restricted group of offerees and purchasers. The Borrower consents to any such private sale so made even though at places and upon terms less favorable than if the Collateral were sold at public sale. The Lender shall have no obligation to clean-up or otherwise prepare the Collateral for sale. The Lender may apply the net proceeds, after deducting all costs, expenses and attorneys’ fees incurred or paid at any time in the collection, protection and sale of the Collateral and the Obligations, to the payment of any Note and/or any of the other Obligations, returning the excess proceeds, if any, to the Borrower. The Borrower shall remain liable for any amount remaining unpaid after such application, with interest at the Default Rate. Any notification of intended disposition of the Collateral required by law shall be conclusively deemed reasonably and properly given if given by the Lender at least ten (10) calendar days before the date of such disposition. The Borrower hereby confirms, approves and ratifies all acts and deeds of the Lender relating to the foregoing, and each part thereof, and expressly waives any and all claims of any nature, kind or description which it has or may hereafter have against the Lender or its representatives, by reason of taking, selling or collecting any portion of the Collateral. The Borrower consents to releases of the Collateral at any time (including prior to default) and to sales of the Collateral in groups, parcels or portions, or as an entirety, as the Lender shall deem appropriate. The Borrower expressly absolves the Lender from any loss or decline in market value of any Collateral by reason of delay in the enforcement or assertion or nonenforcement of any rights or remedies under this Agreement.
12.3
Standards for Exercising Remedies. To the extent that applicable law imposes duties on the Lender to exercise remedies in a commercially reasonable manner, the Borrower acknowledges and agrees that it is not commercially unreasonable for the Lender (a) to fail to incur expenses reasonably deemed significant by the Lender to prepare Collateral for disposition or otherwise to complete raw material or work-in-process into finished goods or other finished products for disposition, (b) to fail to obtain third party consents for access to Collateral to be disposed of, or to obtain or, if not required by other law, to fail to obtain governmental or third party consents for the collection or disposition of Collateral to be collected or disposed of, (c) to fail to exercise collection remedies against Account Debtors or other Persons obligated on Collateral or to remove liens or encumbrances on or any adverse claims against Collateral, (d) to exercise collection remedies against Account Debtors and other Persons obligated on Collateral directly or through the use of collection agencies and other collection specialists, (e) to advertise dispositions of Collateral through publications or media of general circulation, whether or not the Collateral is of a specialized nature, (f) to contact other Persons, whether or not in the same business as the Borrower, for expressions of interest in acquiring all or any portion of the Collateral, (g) to hire one or more professional auctioneers to assist in

[****]=[CONFIDENTIAL PORTION HAS BEEN OMMITTED BECAUSE (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF DISCLOSED.

the disposition of Collateral, whether or not the Collateral is of a specialized nature, (h) to dispose of Collateral by utilizing internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capability of doing so, or that match buyers and sellers of assets, (i) to dispose of assets in wholesale rather than retail markets, (j) to disclaim disposition warranties, including, without limitation, any warranties of title, (k) to purchase insurance or credit enhancements to insure the Lender against risks of loss, collection or disposition of Collateral or to provide to the Lender a guaranteed return from the collection or disposition of Collateral, or (l) to the extent deemed appropriate by the Lender, to obtain the services of other brokers, investment bankers, consultants and other professionals to assist the Lender in the collection or disposition of any of the Collateral. The Borrower acknowledges that the purpose of this section is to provide non-exhaustive indications of what actions or omissions by the Lender would not be commercially unreasonable in the Lender’s exercise of remedies against the Collateral and that other actions or omissions by the Lender shall not be deemed commercially unreasonable solely on account of not being indicated in this section. Without limitation upon the foregoing, nothing contained in this section shall be construed to grant any rights to the Borrower or to impose any duties on the Lender that would not have been granted or imposed by this Agreement or by applicable law in the absence of this section.
12.4
UCC and Offset Rights. The Lender may exercise, from time to time, any and all rights and remedies available to it under the UCC or under any other applicable law in addition to, and not in lieu of, any rights and remedies expressly granted in this Agreement or in any other agreements between the Borrower and the Lender, and may, without demand or notice of any kind, appropriate and apply toward the payment of such of the Obligations, whether matured or unmatured, including costs of collection and reasonable attorneys’ fees, and in such order of application as the Lender may, from time to time, elect, any indebtedness of the Lender to the Borrower, however created or arising, including, but not limited to, balances, credits, deposits, accounts or moneys of the Borrower in the possession, control or custody of, or in transit to the Lender. The Borrower hereby waives the benefit of any law that would otherwise restrict or limit the Lender in the exercise of its right, which is hereby acknowledged, to appropriate at any time hereafter any such indebtedness owing from the Lender to the Borrower.
12.5
Additional Remedies. The Lender shall have the right and power to:
(a)
instruct the Borrower, at its own expense, to notify any parties obligated on any of the Collateral, including, but not limited to, any Account Debtors, to make payment directly to the Lender of any amounts due or to become due thereunder, or the Lender may directly notify such obligors of the security interest of the Lender, and/or of the assignment to the Lender of the Collateral and direct such obligors to make payment to the Lender of any amounts due or to become due with respect thereto, and thereafter, collect any such amounts due on the Collateral directly from such Persons obligated thereon;
(b)
enforce collection of any of the Collateral, including, but not limited to, any Accounts, by suit or otherwise, or make any compromise or settlement with respect to any of the Collateral, or surrender, release or exchange all or any part thereof, or compromise, extend or renew for any period (whether or not longer than the original period) any indebtedness thereunder;
(c)
take possession or control of any proceeds and products of any of the Collateral, including the proceeds of insurance thereon;
(d)
extend, renew or modify for one or more periods (whether or not longer than the original period) any Note, any other of the Obligations, any obligation of any nature of any other obligor with respect to any Note or any of the Obligations;

[****]=[CONFIDENTIAL PORTION HAS BEEN OMMITTED BECAUSE (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF DISCLOSED.

(e)
grant releases, compromises or indulgences with respect to any Note, any of the Obligations, any extension or renewal of any of the Obligations, any security therefor, or to any other obligor with respect to any Note or any of the Obligations;
(f)
transfer the whole or any part of securities which may constitute Collateral into the name of the Lender or the Lender’s nominee without disclosing, if the Lender so desires, that such securities so transferred are subject to the security interest of the Lender, and any corporation, association, or any of the managers or trustees of any trust issuing any of such securities, or any transfer agent, shall not be bound to inquire, in the event that the Lender or such nominee makes any further transfer of such securities, or any portion thereof, as to whether the Lender or such nominee has the right to make such further transfer, and shall not be liable for transferring the same;
(g)
vote the Collateral;
(h)
make an election with respect to the Collateral under Section 1111 of the Bankruptcy Code or take action under Section 364 or any other section of the Bankruptcy Code; provided, however, that any such action of the Lender as set forth herein shall not, in any manner whatsoever, impair or affect the liability of the Borrower hereunder, nor prejudice, waive, nor be construed to impair, affect, prejudice or waive the Lender’s rights and remedies at law, in equity or by statute, nor release, discharge, nor be construed to release or discharge, the Borrower, any guarantor or other Person liable to the Lender for the Obligations; and
(i)
at any time, and from time to time, accept additions to, releases, reductions, exchanges or substitution of the Collateral, without in any way altering, impairing, diminishing or affecting the provisions of this Agreement, the Loan Documents, or any of the other Obligations, or the Lender’s rights hereunder, under any Note or under any of the other Obligations.

The Borrower hereby ratifies and confirms whatever the Lender may do upon the occurrence and during the continuance of an Event of Default with respect to the Collateral and agrees that the Lender shall not be liable for any error of judgment or mistakes of fact or law with respect to actions taken in connection with the Collateral upon the occurrence and during the continuance of an Event of Default.

12.6
Appointment of Receiver. After the occurrence and during the continuance of an Event of Default, Borrower hereby agrees and acknowledges that in addition to any other remedy under the Loan Documents, this Agreement, or at law or equity, that the Lender shall be and is entitled to the appointment of a receiver under either state or federal receivership law and the Borrower hereby consents to the appointment of a receiver of the Lender’s choice for purposes of effectuating the provisions of this paragraph. Borrower further agrees and consents that, at the Lender’s choosing, such receiver will be entitled to take exclusive possession and control, to the exclusion of Borrower and its agents, of all or substantially all of Borrower’s Collateral or such limited or specific property of Borrower constituting Collateral as the Lender at its discretion may identify or select. Borrower further agrees that such receiver shall be vested with such powers as the appointing court determines are necessary and appropriate to possess, maintain, operate, control, and/or liquidate property placed into the control of the receiver and specifically agrees that at the specific request of the Lender, the receiver may be vested with the power to operate the Borrower as a going concern in all respects, and to collect accounts, enforce and settle claims, and to liquidate Borrower’s property or the Collateral. Borrower shall and hereby agrees to cooperate in all reasonable receiver requests for assistance and information necessary to effectuate the duties ascribed to the receiver by the court. Borrower hereby grants to the Lender, solely upon the occurrence and during the continuation of an Event of Default during the term of this Agreement, its limited power of attorney authorizing the Lender to represent the Borrower’s consent to the appointment of a receiver in any order that the Lender may present to a court. Borrower further agrees and acknowledges that three (3) Business

[****]=[CONFIDENTIAL PORTION HAS BEEN OMMITTED BECAUSE (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF DISCLOSED.

Days’ notice of a hearing appointing such receiver shall be considered reasonable notice of such hearing. The provisions of this Section 12.6 shall survive the termination of this Agreement.
12.7
Attorney-in-Fact. The Borrower hereby irrevocably makes, constitutes and appoints the Lender (and any officer of the Lender or any Person designated by the Lender for that purpose) as the Borrower’s true and lawful proxy and attorney-in-fact (and agent-in-fact) in the Borrower’s name, place and stead, with full power of substitution, solely upon the occurrence and during the continuation of an Event of Default during the term of this Agreement, to (i) take such actions as are permitted in this Agreement, (ii) execute such financing statements and other documents and to do such other acts as the Lender may require to perfect and preserve the Lender’s security interest in, and to enforce such interests in the Collateral, and (iii) carry out any remedy provided for in this Agreement, including, without limitation, endorsing the Borrower’s name to checks, drafts, instruments and other items of payment, and proceeds of the Collateral, executing change of address forms with the postmaster of the United States Post Office serving the address of the Borrower, changing the address of the Borrower to that of the Lender, opening all envelopes addressed to the Borrower and applying any payments contained therein to the Obligations. The Borrower hereby acknowledges that the constitution and appointment of such proxy and attorney-in-fact are coupled with an interest and are irrevocable. The Borrower hereby ratifies and confirms all that such attorney-in-fact may do or cause to be done by virtue of any provision of this Agreement.
12.8
No Marshaling. The Lender shall not be required to marshal any present or future Collateral for, or other assurances of payment of, the Obligations or any of them or to resort to such collateral security or other assurances of payment in any particular order. To the extent that it lawfully may, the Borrower hereby agrees that it will not invoke any law relating to the marshaling of Collateral which might cause delay in or impede the enforcement of the Lender’s rights under this Agreement or under any other instrument creating or evidencing any of the Obligations or under which any of the Obligations is outstanding or by which any of the Obligations is secured or payment thereof is otherwise assured, and, to the extent that it lawfully may, the Borrower hereby irrevocably waives the benefits of all such laws.
12.9
Application of Proceeds. The Lender will within three (3) Business Days after receipt of cash or solvent credits from collection of items of payment, proceeds of Collateral or any other source, apply the whole or any part thereof against the Obligations secured hereby. The Lender shall further have the exclusive right to determine how, when and what application of such payments and such credits shall be made on the Obligations, and such determination shall be conclusive upon the Borrower. Any proceeds of any disposition by the Lender of all or any part of the Collateral may be first applied by the Lender to the payment of expenses incurred by the Lender in connection with the Collateral, including attorneys’ fees and legal expenses as provided for in Section 13 hereof. Notwithstanding anything to the contrary set forth above, in no event shall any proceeds of any Collateral owned, or any guaranty provided, by any Borrower under any Loan Document be applied to repay or cash collateralize any Excluded Swap Obligation with respect to such Borrower, but appropriate adjustments shall be made with respect to payments from other Borrowers to preserve the allocation to Obligations otherwise set forth above in this Section; provided, further, that Lender may elect to apply the proceeds of any such Collateral or guaranty to repay or cash collateralize any Obligations in accordance with the priority set forth above (other than Excluded Swap Obligation with respect to such Borrower) before applying the proceeds of any other Collateral or guaranty provided under any Loan Document, if in the reasonable determination of Lender, such order of application will maximize the repayment of all of the Obligations. Lender shall have absolute discretion as to the time of application of any such proceeds, moneys, or balances in accordance with this Agreement.
12.10
No Waiver. No Event of Default shall be waived by the Lender except in writing. No failure or delay on the part of the Lender in exercising any right, power or remedy hereunder shall operate as a waiver of the exercise of the same or any other right at any other time; nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise

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of any other right, power or remedy hereunder. There shall be no obligation on the part of the Lender to exercise any remedy available to the Lender in any order. The remedies provided for herein are cumulative and not exclusive of any remedies provided at law or in equity. The Borrower agrees that in the event that the Borrower fails to perform, observe or discharge any of its Obligations or liabilities under this Agreement or any other agreements with the Lender, no remedy of law will provide adequate relief to the Lender, and further agrees that the Lender shall be entitled to seek temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.
12.11
Letters of Credit. With respect to all Letters of Credit for which presentment for honor shall not have occurred at the time of an acceleration pursuant to this Section 12, the Borrower shall at such time deposit in a cash collateral account opened by the Lender an amount equal to the Letter of Credit Obligations then outstanding. Amounts held in such cash collateral account shall be applied by the Lender to the payment of drafts drawn under such Letters of Credit, and the unused portion thereof after all such Letters of Credit shall have expired or been fully drawn upon, if any, shall be applied to repay the Obligations, in such order of application as the Lender may, in its sole discretion, from time to time elect. After all such Letters of Credit shall have expired or been fully drawn upon, all commitments to make Loans hereunder have terminated and all other Obligations have been indefeasibly satisfied and paid in full in cash, the balance, if any, in such cash collateral account shall be returned to the Borrower or such other Person as may be lawfully entitled thereto.
Section 13.
MISCELLANEOUS.
13.1
Obligations Absolute. None of the following shall affect the Obligations of the Borrower to the Lender under this Agreement or the Lender’s rights with respect to the Collateral:
(a)
acceptance or retention by the Lender of other property or any interest in property as security for the Obligations;
(b)
release by the Lender of any Borrower, or all or any part of the Collateral or of any party liable with respect to the Obligations;
(c)
release, extension, renewal, modification or substitution by the Lender of any Note, or any note evidencing any of the Obligations, or the compromise of the liability of any guarantor of the Obligations; or
(d)
failure of the Lender to resort to any other security or to pursue the Borrower or any other obligor liable for any of the Obligations before resorting to remedies against the Collateral.
13.2
Entire Agreement. This Agreement and the other Loan Documents (i) are valid, binding and enforceable against the Borrower and the Lender in accordance with their respective provisions and no conditions exist as to their legal effectiveness; (ii) constitute the entire agreement between the parties with respect to the subject matter hereof and thereof; and (iii) are the final expression of the intentions of the Borrower and the Lender. No promises, either expressed or implied, exist between the Borrower and the Lender, unless contained herein or therein. This Agreement, together with the other Loan Documents, supersedes all negotiations, representations, warranties, commitments, term sheets, discussions, negotiations, offers or contracts (of any kind or nature, whether oral or written) prior to or contemporaneous with the execution hereof with respect to any matter, directly or indirectly related to the terms of this Agreement and the other Loan Documents. This Agreement and the other Loan Documents are the result of negotiations among the Lender, the Borrower and the other parties thereto, and have been reviewed (or have had the opportunity to be reviewed) by counsel to all such parties, and are the products of all parties. Accordingly, this Agreement and the other Loan Documents shall not be construed more strictly against the Lender merely because of the Lender’s involvement in their preparation.

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13.3
Amendments; Waivers. No delay on the part of the Lender in the exercise of any right, power or remedy shall operate as a waiver thereof, nor shall any single or partial exercise by the Lender of any right, power or remedy preclude other or further exercise thereof, or the exercise of any other right, power or remedy. No amendment, modification or waiver of, or consent with respect to, any provision of this Agreement or the other Loan Documents shall in any event be effective unless the same shall be in writing and acknowledged by the Lender, and then any such amendment, modification, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.
13.4
WAIVER OF DEFENSES. THE BORROWER WAIVES EVERY PRESENT AND FUTURE DEFENSE, CAUSE OF ACTION, COUNTERCLAIM OR SETOFF WHICH THE BORROWER MAY NOW HAVE OR HEREAFTER MAY HAVE TO ANY ACTION BY THE LENDER IN ENFORCING THIS AGREEMENT. PROVIDED THE LENDER ACTS IN GOOD FAITH, THE BORROWER RATIFIES AND CONFIRMS WHATEVER THE LENDER MAY DO PURSUANT TO THE TERMS OF THIS AGREEMENT. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE LENDER GRANTING ANY FINANCIAL ACCOMMODATION TO THE BORROWER.
13.5
FORUM SELECTION AND CONSENT TO JURISDICTION. ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, SHALL BE BROUGHT AND MAINTAINED EXCLUSIVELY IN THE COURTS OF THE STATE OF ARIZONA OR IN THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF ARIZONA; PROVIDED THAT NOTHING IN THIS AGREEMENT SHALL BE DEEMED OR OPERATE TO PRECLUDE THE LENDER FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION. THE BORROWER HEREBY EXPRESSLY AND IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE COURTS OF THE STATE OF ARIZONA AND OF THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF ARIZONA FOR THE PURPOSE OF ANY SUCH LITIGATION AS SET FORTH ABOVE. THE BORROWER FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF ARIZONA. THE BORROWER HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.
13.6
WAIVER OF JURY TRIAL. THE LENDER AND THE BORROWER, AFTER CONSULTING OR HAVING HAD THE OPPORTUNITY TO CONSULT WITH COUNSEL, EACH KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE IRREVOCABLY, ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS AGREEMENT, ANY NOTE, ANY OTHER LOAN DOCUMENT, ANY OF THE OTHER OBLIGATIONS, THE COLLATERAL, OR ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR THEREWITH OR ARISING FROM ANY LENDING RELATIONSHIP EXISTING IN CONNECTION WITH ANY OF THE FOREGOING, OR ANY COURSE OF CONDUCT OR COURSE OF DEALING IN WHICH THE LENDER AND THE BORROWER ARE ADVERSE PARTIES, AND EACH AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE LENDER GRANTING ANY FINANCIAL ACCOMMODATION TO THE BORROWER.
13.7
Assignability. The Lender may at any time assign the Lender’s rights in this Agreement, the other Loan Documents, the Obligations, or any part thereof and transfer the Lender’s rights in any or

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all of the Collateral, and the Lender thereafter shall be relieved from all liability with respect to such Collateral. In addition, the Lender may at any time sell one or more participations in the Loans. The Borrower may not sell or assign this Agreement, or any other agreement with the Lender or any portion thereof, either voluntarily or by operation of law, without the prior written consent of the Lender. This Agreement shall be binding upon the Lender and the Borrower and their respective legal representatives and successors. All references herein to the Borrower shall be deemed to include any successors, whether immediate or remote.
13.8
Confirmations. The Borrower and the Lender agree from time to time, upon written request received by it from the other, to confirm to the other in writing the aggregate unpaid principal amount of the Loans then outstanding under such Note.
13.9
Participations. In the event that any Lender sells one or more participations in the Loans to any Person pursuant to Section 13.7 (each, a “Participant”) (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, and (iii) the Borrower and any other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. For the avoidance of doubt, each Lender shall be responsible for the indemnity under Section 13.21 with respect to any payments made by such Lender to its Participant(s).

Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver that affects such Participant. The Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.5 (subject to the requirements and limitations therein (it being understood that the documentation required under Section 2.5(e) shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 13.7; provided that such Participant (A) agrees to be subject to the provisions of Section 2.5(g) as if it were an assignee under Section 13.7; and (B) shall not be entitled to receive any greater payment under Section 2.5, with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a change in law that occurs after the Participant acquired the applicable participation. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.

13.10
Confidentiality. The Lender agrees to use reasonable efforts (equivalent to at least the efforts the Lender applies to maintain the confidentiality of its own confidential information) to maintain as confidential all information provided to it by or on behalf of the Borrower, except that the Lender may disclose such information (a) to Persons employed or engaged by the Lender in evaluating, approving, structuring or administering the Loans; (b) to any assignee or participant or potential assignee or participant that has agreed to comply with the covenant contained in this Section 13.9 (and any such assignee or

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participant or potential assignee or participant may disclose such information to Persons employed or engaged by them as described in clause (a) above); (c) as required or requested by any federal or state regulatory authority or examiner, or any insurance industry association, or as reasonably believed by the Lender to be compelled by any court decree, subpoena or legal or administrative order or process; (d) as, on the advice of the Lender’s counsel, is required by law; (e) in connection with the exercise of any right or remedy under the Loan Documents or in connection with any litigation with respect to the Loan Documents to which the Lender is a party; (f) to any nationally recognized rating agency that requires access to information about the Lender’s investment portfolio in connection with ratings issued with respect to the Lender; (g) to any Affiliate of the Lender who may provide Bank Products to the Borrower or any Subsidiary, or (h) that ceases to be confidential through no fault of the Lender; provided, that, to the extent permitted pursuant to any applicable law, order, regulation or ruling, and other than in connection with credit and other bank examinations conducted in the ordinary course with respect to the Lender, in the case of any disclosure pursuant to the foregoing clauses (c), (d) or (e), the Lender will to notify the Borrower in advance of such disclosure so as to afford the Borrower the opportunity to protect the confidentiality of the information proposed to be so disclosed.
13.11
Binding Effect. This Agreement shall become effective upon execution by the Borrower and the Lender. If this Agreement is not dated or contains any blanks when executed by the Borrower, the Lender is hereby authorized, without notice to the Borrower, to date this Agreement as of the date when it was executed by the Borrower, and to complete any such blanks according to the terms upon which this Agreement is executed.
13.12
Governing Law. This Agreement, the Loan Documents and any Note shall be delivered and accepted in and shall be deemed to be contracts made under and governed by the internal laws of the State of Arizona (but giving effect to federal laws applicable to national banks) applicable to contracts made and to be performed entirely within such state, without regard to conflict of laws principles.
13.13
Enforceability. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by, unenforceable or invalid under any jurisdiction, such provision shall as to such jurisdiction, be severable and be ineffective to the extent of such prohibition or invalidity, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.
13.14
Survival of Borrower Representations. All covenants, agreements, representations and warranties made by the Borrower herein shall, notwithstanding any investigation by the Lender, be deemed material and relied upon by the Lender and shall survive the making and execution of this Agreement and the other Loan Documents and the issuance of any Note,. The Lender, in extending financial accommodations to the Borrower, is expressly acting and relying on the aforesaid representations and warranties.
13.15
Extensions of Lender’s Commitment. This Agreement shall secure and govern the terms of (i) any extensions or renewals of the Lender’s commitment hereunder, and (ii) any replacement note executed by the Borrower and accepted by the Lender in its sole and absolute discretion in substitution for any Note.
13.16
Time of Essence. Time is of the essence in making payments of all amounts due the Lender under this Agreement and in the performance and observance by the Borrower of each covenant, agreement, provision and term of this Agreement.
13.17
Counterparts; Facsimile Signatures. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts and each such counterpart shall be

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deemed to be an original, but all such counterparts shall together constitute but one and the same Agreement. Receipt of an executed signature page to this Agreement by facsimile or other electronic transmission shall constitute effective delivery thereof. Electronic records of executed Loan Documents maintained by the Lender shall deemed to be originals thereof.
13.18
Notices. Except as otherwise provided herein, the Borrower waives all notices and demands in connection with the enforcement of the Lender’s rights hereunder. All notices, requests, demands and other communications provided for hereunder shall be in writing and addressed as follows:

If to the Borrower:

c/o Amtech Systems, Inc.

131 S. Clark Drive

Tempe, Arizona 85288

Attention: Lisa D. Gibbs, CFO

With a copy to:

DLA Piper LLP (US)

2525 E. Camelback Road, Suite 1000

Phoenix, Arizona 85016

Attention: Gregory R. Hall

Email: greg.hall@us.dlapiper.com

If to the Lender:

UMB Bank, N.A.

2777 E. Camelback Road, Suite 350

Phoenix, Arizona 85016

Attention: Sarah George

or, as to each party, at such other address as shall be designated by such party in a written notice to each other party complying as to delivery with the terms of this subsection. All notices addressed as above shall be deemed to have been properly given (i) if served in person, upon acceptance or refusal of delivery; (ii) if mailed by certified or registered mail, return receipt requested, postage prepaid, on the third (3rd) Business Day following the day such notice is deposited in any post office station or letter box; or (iii) if sent by recognized overnight courier, on the first Business (1st) Day following the day such notice is delivered to such carrier. No notice to or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances.

13.19
[Reserved].
13.20
Costs, Fees and Expenses. The Borrower shall pay or reimburse the Lender for all reasonable and documented out-of-pocket costs, fees and expenses incurred by the Lender or for which the Lender becomes obligated in connection with the negotiation, preparation, consummation, collection of the Obligations or enforcement of this Agreement, the other Loan Documents and all other documents provided for herein or delivered or to be delivered hereunder or in connection herewith (including any amendment, supplement or waiver to any Loan Document), or during any workout, restructuring or negotiations in respect thereof, including, without limitation, reasonable consultants’ fees and attorneys’ fees and time charges of one outside counsel to the Lender; search fees, costs and expenses, whether or not the transaction contemplated hereby shall be consummated. In furtherance of the foregoing, the Borrower shall pay any and all UCC search fees, filing fees and other costs and expenses in connection with the execution and delivery of this Agreement, any Note and the other Loan Documents to be delivered hereunder, and agrees to save and hold the Lender harmless from and against any and all liabilities with respect to or resulting

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from any delay in paying or omission to pay such costs and expenses. That portion of the Obligations consisting of costs, expenses or advances to be reimbursed by the Borrower to the Lender pursuant to this Agreement or the other Loan Documents which are not paid on or prior to the date hereof shall be payable by the Borrower to the Lender on demand. If at any time or times hereafter the Lender: (a) employs counsel for advice or other representation (i) with respect to this Agreement or the other Loan Documents, (ii) to represent the Lender in any litigation, contest, dispute, suit or proceeding or to commence, defend, or intervene or to take any other action in or with respect to any litigation, contest, dispute, suit, or proceeding (whether instituted by the Lender, the Borrower, or any other Person) in any way or respect relating to this Agreement, the other Loan Documents or the Borrower’s business or affairs, or (iii) to enforce any rights of the Lender against the Borrower or any other Person that may be obligated to the Lender by virtue of this Agreement or the other Loan Documents; (b) takes any action to protect, collect, sell, liquidate, or otherwise dispose of any of the Collateral; and/or (c) attempts to or enforces any of the Lender’s rights or remedies under this Agreement or the other Loan Documents, the costs and expenses incurred by the Lender in any manner or way with respect to the foregoing, shall be part of the Obligations, payable by the Borrower to the Lender on demand.
13.21
Indemnification. The Borrower agrees to defend (with counsel reasonably satisfactory to the Lender), protect, indemnify, exonerate and hold harmless each Indemnified Party from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and distributions of any kind or nature (including, without limitation, the disbursements and the and documented out-of-pocket reasonable fees of counsel for the Indemnified Parties party thereto, which may be imposed on, incurred by, or asserted against, any Indemnified Party (whether direct, indirect or consequential and whether based on any federal, state or local laws or regulations, including, without limitation, securities laws, Environmental Laws, commercial laws and regulations, under common law or in equity, or based on contract or otherwise)) in any manner relating to or arising out of this Agreement or any of the Loan Documents, or any act, event or transaction related or attendant thereto, the preparation, execution and delivery of this Agreement and the Loan Documents, including, but not limited to, the making or issuance and management of the Loans, the use or intended use of the proceeds of the Loans, the enforcement of the Lender’s rights and remedies under this Agreement, the Loan Documents, any Note, any other instruments and documents delivered hereunder; provided, however, that the Borrower shall not have any obligations hereunder to any Indemnified Party with respect to matters determined by a court of competent jurisdiction by final judgment not subject to appeal to have been caused by or resulting from the willful misconduct or gross negligence of such Indemnified Party or its Affiliate. To the extent that the undertaking to indemnify set forth in the preceding sentence may be unenforceable because it violates any law or public policy, the Borrower shall satisfy such undertaking to the maximum extent permitted by applicable law. Any liability, obligation, loss, damage, penalty, cost or expense covered by this indemnity shall be paid to each Indemnified Party on demand, and failing prompt payment, together with interest thereon at the Default Rate from the date incurred by each Indemnified Party until paid by the Borrower, shall be added to the Obligations of the Borrower and be secured by the Collateral. The provisions of this Section shall survive the satisfaction and payment of the other Obligations and the termination of this Agreement. This Section 13.21 shall not apply with respect to Taxes other than any Taxes that represent losses, claims, or damages arising from any non-Tax claim.
13.22
Revival and Reinstatement of Obligations. If the incurrence or payment of the Obligations by the Borrower or the transfer to the Lender of any Collateral should for any reason subsequently be declared to be void or voidable under any state or federal law relating to creditors’ rights, including provisions of the Bankruptcy Code relating to fraudulent conveyances, preferences, or other voidable or recoverable payments of money or transfers of property (collectively, a “Voidable Transfer”), and if the Lender is required to repay or restore, in whole or in part, any such Voidable Transfer, or elects to do so upon the reasonable advice of its counsel, then, as to any such Voidable Transfer, or the amount thereof that the Lender is required or elects to repay or restore, and as to all reasonable costs, expenses, and

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attorneys’ fees of the Lender, the Obligations shall automatically shall be revived, reinstated, and restored and shall exist as though such Voidable Transfer had never been made.
13.23
Customer Identification - USA Patriot Act Notice. The Lender hereby notifies the Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56, signed into law October 26, 2001) (the “Act”), and the Lender’s policies and practices, the Lender is required to obtain, verify and record certain information and documentation that identifies the Borrower, which information includes the name and address of the Borrower and such other information that will allow the Lender to identify the Borrower in accordance with the Act.
13.24
Electronic Records. The Borrower acknowledges and agrees that this Agreement and each other Loan Document and all paper records related to the transaction with which the Loan Documents are a part and whether or not the paper records were submitted in advance of, contemporaneously with or subsequent to, the execution of the Loan Documents may, at the option of the Lender, be converted by any digital or electronic method or process to an electronic record or subsequently further converted or migrated to another electronic record format or electronic storage medium. The Borrower acknowledges and agrees that upon conversion to an electronic record as authorized herein such electronic record shall be the record of the transaction and the electronic record shall have the same legal force and effect as the paper documents from which it was converted. The Borrower waives any legal requirement that any documents digitally or electronically converted be embodied, stored, or reproduced in a tangible media. The Borrower agrees that a printed or digitally reproduced copy of the electronic record shall be given the same legal force and effect as a signed writing. In addition, the Borrower authorizes and agrees to destruction of the paper documents by the Lender upon conversion of the paper documents to a digital or electronic record.
13.25
No Oral Agreements. Oral agreements or commitments to loan money, extend credit or to forbear from enforcing repayment of a debt including promises to extend or renew such debt are not enforceable, regardless of the legal theory upon which it is based that is in any way related to this Agreement. To protect the Borrower and the Lender from misunderstanding or disappointment, any agreements the Borrower and the Lender reach covering such matters are contained in this Agreement, which is the complete and exclusive statement of the agreement between the Borrower and the Lender, except as the Borrower and the Lender may later agree in writing to modify it.
13.26
Parent Borrower. Each Borrower (other than the Parent Borrower) hereby appoints and designates the Parent Borrower as its representative, and the Parent Borrower hereby accepts such appointment and designation. As the representative of each Borrower, the Parent Borrower is authorized to act as agent, attorney-in-fact and representative of such Borrower for the purposes of issuing loan notice and similar notices, giving instructions with respect to the disbursement of the proceeds of the Loans, electing interest rate options, giving and receiving all other notices and consents under the Loan Documents, making and taking all other actions (including in respect of compliance with covenants) on behalf of such Borrower under the Loan Documents and all other purposes incidental to any of the foregoing. Each Borrower (other than the Parent Borrower) hereby agrees that each notice, instruction, election, request, representation and warranty, agreement, covenant, undertaking, consent and similar action made or taken by such Borrower and shall on its behalf by the Parent Borrower shall be deemed for all purposes to have been made or taken by such Borrower and shall be binding upon and enforceable against such Borrower to the same extent as if the same had been made or taken directly by such Borrower.

[SIGNATURE PAGES TO FOLLOW]

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IN WITNESS WHEREOF, the Borrower and the Lender have executed this Loan and Security Agreement as of the date first above written.

BORROWER:

AMTECH SYSTEMS, INC., BRUCE TECHNOLOGIES, INC.,

an Arizona corporation a Massachusetts corporation

By: /s/ Lisa D. Gibbs By: /s/ Lisa D. Gibbs

Name: Lisa D. Gibbs Name: Lisa D. Gibbs

Title: Chief Financial Officer Title: Chief Financial Officer

BTU INTERNATIONAL, INC., INTERSURFACE DYNAMICS, INC.,

a Delaware corporation a Connecticut corporation

By: /s/ Lisa D. Gibbs By: /s/ Lisa D. Gibbs

Name: Lisa D. Gibbs Name: Lisa D. Gibbs

Title: Chief Financial Officer Title: Chief Financial Officer

P.R. HOFFMAN MACHINE PRODUCTS, INC., EXTREPIX, INC.,

an Arizona corporation an Arizona corporation

By: /s/ Lisa D. Gibbs By: /s/ Lisa D. Gibbs

Name: Lisa D. Gibbs Name: Lisa D. Gibbs

Title: Chief Financial Officer Title: Chief Financial Officer

Signature Page to Loan and Security Agreement
UMB Bank, n.a./Amtech Systems, Inc.

[****]=[CONFIDENTIAL PORTION HAS BEEN OMMITTED BECAUSE (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF DISCLOSED.

Agreed and accepted:

UMB BANK, N.A.,

a national banking association

By: /s/ Sarah George

Name: Sarah George

Title: Commercial Client Manager

Signature Page to Loan and Security Agreement
UMB Bank, n.a./Amtech Systems, Inc.

[****]=[CONFIDENTIAL PORTION HAS BEEN OMMITTED BECAUSE (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF DISCLOSED.